                                                                   EXHIBIT 10.98

                                   AGREEMENT

                                    between


                              WORLD AIRWAYS, INC.


                                    and the


                           INTERNATIONAL BROTHERHOOD
                                  OF TEAMSTERS

                                representing the

                              COCKPIT CREWMEMBERS

                                  employed by

                              WORLD AIRWAYS, INC.


                        August 15, 1994 - June 30, 1998

                          [INTENTIONALLY LEFT BLANK]

                    TABLE OF CONTENTS
                    -----------------
Article                                            Page
-------                                            ----

Agreement                                             5
Article I         Recognition                         6
Article II        Definitions                        15
Article III       Compensation                       22
Article IV        Per Diem                           36
Article V         Foreign Service                    40
Article VI        Moving Expenses                    42
Article VII       Vacations                          49
Article VIII      Sick Leave                         58
Article IX        Leaves of Absence                  63
Article X         Seniority                          69
Article XI        Reduction, Furlough, Recall        78
Article XII       Filling of Vacancies               90
Article XIII      Training and Upgrading            106
Article XIV       Scheduling                        122
Article XV        Hours of Service                  137
Article XVI       Physical Examination              148
Article XVII      Uniforms                          151
Article XVIII     Union Security                    153
Article XIX       Union Representation              157
Article XX        Management                        158
Article XXI       No Strike-No Lockout              161
Article XXII      Grievance Procedure               163
Article XXIII     Arbitration                       167
Article XXIV      Insurance                         172
Article XXV       Internment, Prisoner or Hostage   178
Article XXVI      Retirement Plans                  180
Article XXVII     Severance Pay                     182
Article XXVIII    General Conditions                185
Article XXIX      Travel Policy                     196
Article XXX       Management Crewmembers            197
Article XXXI      Subsidiary Operations             203
Article XXXII     Basing and Commuting              206
Article XXXIII    Duration                          207
Signature Page                                      208
F/E Prior Rights Clause                             209

App. A  F/E's Seniority List                        215
App. B  F/E letter                                  216

Letters of Agreement                                217
----------------

Effective Contract Dates                            218
Retroactivity Payments                              219
Retroactivity Pay and Profit Sharing Bonus Plan     221
MD-11 Lump Sum Pay                                  233

                                   AGREEMENT

THIS AGREEMENT concerning the cockpit Crewmembers in the service of WORLD AIRWAYS, INC. entered into by and between WORLD AlRWAYS, INC., hereinafter referred to as "Company" and the INTERNATIONAL BROTHERHOOD OF TEAMSTERS, hereinafter referred to as "Union", pursuant to the terms of the Railway Labor Act, as amended, in the mutual interests of the Crewmembers and of the Company to promote the safety and efficiency and economy of operations, to provide for orderly collective bargaining relations between the Company and the Union and a method for the prompt and equitable disposition of grievances, and a method for the establishment of fair wages, hours and working conditions for the Crewmembers covered hereunder. In making this Agreement it is recognized to be the duty of the Union, the Crewmembers and the Company to cooperate fully for the advancement of the purposes of this Agreement.



                                   ARTICLE I

Scope, Recognition, Acquisition, and Merger

     Section A. The Company recognizes the Union as the sole collective
     ----------
bargaining agent for all cockpit Crewmembers employed by the Company. All work performed on aircraft operated by the Company shall be performed by employees covered under this Agreement.

     Section B.  Acquisitions Without Merger.  In the event of an acquisition
     ---------------------------------------
under circumstances not resulting in the merger or integration of World Airways, Inc.'s operations with those of another carrier, then World Airways, Inc., or its successor in interest, shall assume the obligations of this Agreement and shall maintain the Agreement as to the World Airways Cockpit Crewmembers represented by the IBT prior to the acquisition until it is changed in accordance with the Railway Labor Act. Recognition of the IBT will be continued for all of the World Airways Cockpit Crewmembers it represented prior to the acquisition, subject to the provisions of the Railway Labor Act.

     Section C.  Mergers and Acquisitions.
     ------------------------------------
    Paragraph A.  Notice of Acquisition or Merger.
    ----------------------------------------------

  1. If World Airways, Inc. or its parent, WorldCorp, or any other subsidiary of WorldCorp enters into any agreement of acquisition or merger with any other air carrier or any entity which has control of or acquires control of another air carrier, it shall notify the IBT in writing of the proposed acquisition or merger within three (3) days after the execution of such agreement.

  2. World Airways, Inc. must give written notice of the existence of this Article of the Agreement to any carrier or any other entity which has control of or acquires control of another air carrier with which World Airways or WorldCorp enters into an agreement of acquisition or merger. A copy of this written notice shall be given to the IBT within three (3) days after the parties have signed the agreement of acquisition or merger.

    Paragraph B.  Assumption Agreement.
    ----------------------------------

    World Airways, Inc. and/or its parent WorldCorp agrees to obligate the surviving air carrier with which World enters an agreement of merger to assume the obligations of this section. World Airways and/or its parent WorldCorp shall be liable to the employees covered by this section for all damages as a result of the failure to require assumption of the terms of this Agreement, but shall not be liable after the other party to the agreement of merger has agreed in writing to assume the obligations of this section.

    Paragraph C.  Integration of Seniority List(s).
    ----------------------------------------------

If World Airways, Inc., and another air carrier are to be merged in such a manner as to result in a single carrier within the meaning of the Railway Labor Act, the air carrier that will survive such merger will initiate proceedings to integrate the seniority lists of the Cockpit Crewmembers of World Airways, Inc., and the Cockpit Crewmembers of such other carrier as set forth in this Section.

  1. Within thirty (30) days of the announcement initiating such procedures, meetings will be scheduled to resolve the integration of seniority list(s) through direct negotiations with representatives from each of the following interested parties invited to attend and fully participate in such negotiations:

    (a)  Two (2) representatives of the surviving carrier;
    (b)  Two (2) representatives of the Crewmembers of World Airways;
    (c) Two (2) representatives of the Crewmembers of any other carrier involved in the merger;
    (d) Crewmember representatives will be selected by the Crewmembers or any organization representing such Crew members.

  2. The negotiations for integration of Seniority List(s) shall have the purpose of all participants agreeing upon the integration of such list(s) promptly and in a fair and reasonable manner. If such negotiations are not concluded within fifteen (15) days of the commencement of such meetings, but, not more than forty-five (45) days after the initiation of the proceedings, the matter will be referred to final and binding arbitration by the sole arbitrator selected as provided in subparagraph 3 below. The parties may agree to defer such referral to arbitration by unanimous consent.

  3. At the time of the initiations of the negotiating proceedings the surviving carrier shall request a list of seven (7) names from the National Mediation Board of persons qualified to serve as sole arbitrator if the parties are not able to agree to such integrated Seniority List(s) as provided in subparagraph 2. The first order of business at the negotiations shall be to agree upon an arbitrator and, failing to agree, to work out a system for selection of the arbitrator from among those on the list submitted by the National

Mediation Board. The person selected as arbitrator must agree to hear the case within thirty (30) days after the conclusion of the time period set forth in subparagraph 2 and must agree to render his decision within thirty (30) days after the conclusion of the arbitration hearing. The decision of the arbitrator shall be final and binding on all interested parties.

    Paragraph D.  Integration of Equipment and Operations.
    -----------------------------------------------------

    In the event of the merger of World Airways, Inc. with another air carrier, the equipment and operations of World Airways, Inc., as they existed prior to the merger shall not be integrated or intermingled with the equipment and operations of the other air carrier until either the Seniority List(s) of the Crewmembers have been integrated in accordance with the provisions of Paragraph B of this section or until one hundred fifty (150) days have passed from the date the surviving carrier initiated the seniority integration proceedings, whichever first occurs. As pertains to World Airways, Inc., equipment represents aircraft operated by World Airways, Inc., and operations means the cockpit crews of World Airways, Inc.

    Paragraph E.  Furloughs Resulting From Merger.
    ---------------------------------------------

    Crewmembers on the World Airways, Inc. Seniority Lists prior to the merger who are furloughed as a result of the merger will retain recall rights with the surviving air carrier in seniority position for the period of seven (7) years from the date of his most recent furlough as set forth in Article XI, Section A. 8 of the Agreement, or may take severance as provided in Section E of this Letter of Agreement if such furlough is the result of such merger and occurs within eighteen (18) months following the effective date of the merger. Any Crewmember on the World Airways Seniority Lists who is in furlough status sixty
(60) days prior to the effective date of a merger and who Is not recalled prior to the effective date of the merger is not eligible for the severance pay provided by Paragraph E of this section unless such Crewmember is recalled to active employment with the surviving air carrier and is subsequently furloughed as a result of the merger within eighteen (18) months following the effective date of the merger.

    Paragraph F.  Severance.
    -----------------------
    Crewmembers who are furloughed as provided In Paragraph D and who are entitled to severance pay as provided in Paragraph D, and who are furloughed for a period of ninety (90) days may elect in writing to receive the severance payment as set forth in the following schedule:

  One year, but less than three years        1 month's pay
  Three years, but less than five years      2 months' pay
  5 years, but less than 10 years            3 months' pay
  10 years, but less than 15 years           7 months' pay
  15 years, but less than 20 years          12 months' pay
  20 years and over                         18 months' pay

Such election must be made within the thirty (30) day period following the ninety (90) day qualifying period that the Crewmember is in furlough status. A Crewmember who elects severance payment will thereby elect to terminate his employment and will relinquish all rights under the labor agreement. Pay for the purpose of severance is defined as monthly guarantee plus longevity. If the Crewmember does not elect severance payment within the time period herein set forth he will continue in furlough status for the period of seven (7) years as set forth in Article XI, Section A. 8 of the Labor Agreement from the date of his most recent furlough.

    Paragraph G.   Additional Air Carrier Operations.
    ------------------------------------------------

    World Airways, Inc., and WorldCorp agree that they will not create a New York Air type operation unless the work performed by the IBT represented Crewmembers of World Airways, Inc., or any portion thereof, is assigned to the Crewmembers within the scope and operation and in accordance with the terms and conditions of the Agreement between World Airways, Inc., and the IBT represented Crewmembers. WorldCorp may acquire other air carriers and operate such air carriers independently of World Airways, Inc., and this section does not apply provided that any such carrier does not use any aircraft (in the service of World Airways, Inc. as of the date of the execution of this Article of the Agreement) diverted from World Airways, Inc.

    Paragraph H.  Representation.
    ----------------------------

    In the event of a merger of World Airways, Inc. with another air carrier which results in creating a single air carrier within the meaning of the Railway Labor Act, representation will be determined In accordance with the Railway Labor Act.

    Paragraph J.  Moving Expenses.
    -----------------------------

    Any crewmember who, as a result of a merger, is required to move his residence within Two Hundred Seventy (270) days from the effective date of the merger shall receive moving expenses equivalent to those set forth In Article VI of the Agreement.

    Paragraph J.   Duration.
    -----------------------
    This section shall remain in effect until June 30, 1998 or until eighteen
(18) months following the effective date of any merger, whichever shall first occur.

                                  ARTICLE II

                                  Definitions
                                  -----------

       As used in this Agreement, except as otherwise  provided:
       ---------------------------------------------------------
     Section A. "Pilot"  means Captain, First Officer,  Second Officer as herein
     ----------
defined.

     Section B.  "Captain'" means the Pilot who is in  command of the aircraft
     -----------
and its Crewmembers while on duty and who is responsible for the manipulation of, or who manipulates, the controls of the aircraft while under way including take-off and landing of such aircraft, and who is properly qualified to serve as and holds a currently effective airman's certificate authorizing him to serve as such and who holds a bid as a Captain.

     Section C. "First Officer" means a Pilot who is second in command on
     ----------
flights having two Pilots whose duties are to assist or relieve the Captain in the manipulation of the controls of the aircraft while under way including take-off and landing such aircraft; who is properly qualified to serve as and holds a currently effective airman's certificate authorizing him to serve as a First Officer and who holds a bid as a First Officer.

     Section D. "Second Officer" means a Pilot whose duty it is to perform the
     ---------
function of a Second Officer as specified by the Company and who holds a currently effective airman's certificate authorizing him to serve as such Second Officer and who holds at least a current commercial airman's certificate and Instrument rating, and Flight Engineer rating and who holds a bid as Second Officer.

     Section E. "Flight Engineer" means a Crewmember designated by the Company
     ----------
to perform all work on aircraft operated by the Company generally recognized as the work of a certificated Flight Engineer including the responsibility for assuring the airworthy condition of the aircraft on which he is to serve before departure, including recognition and correction of malfunctions, for enroute ground maintenance and/or supervision thereof when assigned. A Flight Engineer shall hold a currently effective airman's certificate authorizing him to serve as a Flight Engineer. He shall also hold a currently effective airman's certificate authorizing him to serve as an airframe and powerplant mechanic. A Flight Engineer shall not be required by the Company to hold any other airman's certificate.

     Section F. "Category" means the respective crew skill (Pilot or Flight
     ----------
Engineer) held by a Crewmember.

     Section G. "Crewmember" means the Pilots and Flight Engineers covered by
     ----------
this Agreement employed by the Company, excepting Management Crewmembers.

     Section H. "Crew Class" means the respective job designation of a
     ----------
Crewmember within his respective category, as follows:

     CATEGORY    CREW CLASS
     (Craft)   (Bid)

     Pilot     Captain
               First Officer
               Second Officer

     Flight Engineer  Flight Engineer
                      Permanent Flight Engineer
                      Second Officer Over FAA Mandatory Age
(Permanent Flight Engineers and Second Officers over FAA Mandatory Age are Crewmembers who work the Flight Engineer position who are not covered by the Flight Engineer Prior Rights Clause.)

     Section I. "Flight pay" means the hourly rate of pay based on the time the
     ----------
Crewmember performs the duties of a Crewmember, and shall be measured Block to Block.

     Section J. "Block to Block" means the elapsed time starting with the
     ----------
removal of the chocks and other restraining devices from the wheels of the aircraft with the intent of moving the aircraft for whatever purpose and ending with the time the chocks or other restraining devices are replaced.

     Section K. "Duty Aloft" means the entire period during which a Crewmember
     ----------
is assigned as an operating Crewmember of an aircraft during Block to Block time.

     Section L. "Scheduled for Duty Aloft" means the assignment of a Crewmember
     ----------
on the basis of the flight time established in the operations schedules.

     Section M. "Management Crewmembers" means Pilots or Flight Engineers who
     ----------
now occupy or accept a management position with the Company as specifically set forth in Article XXX, "Management Crewmembers".

     Section N. "Type" means the various aircraft operated by the Company.
     ----------

     Section O. "Base" means the geographical point designated as a crew base
     ----------
from which a Crewmember operates

     Section P.  "Month" means the period of time  commencing with and including
     ----------
the first day of the month up to and including the last day of the month with the exception of the first quarter of the year which shall be as follows:

     January shall commence on January 1 at 0001Z, and end January 30 at 2400Z; February shall commence on January 31 at 0001Z and end March 1 at 2400Z; March shall commence on March 2 at 0001Z and end March 31 at 2400Z.

     Section Q.  "Calendar quarter" means January,  February, March, inclusive;
     ----------
April, May, June, inclusive; July, August, September, inclusive; October, November, December, inclusive.

     Section R.  "Domestic" means the forty-eight (48)  Contiguous states and
     ----------
the District of Columbia.

     Section S.  "International" means any point or area outside of the forty-
     ----------
eight (48) contiguous states and  the District of Columbia.

     Section T.  "Reduction" means either a reduction in flying hours or the
     ----------
downgrading of Crewmembers.

     Section U.  "Revenue flying" means all flying,  including all ferry flying,
     ----------
done on aircraft operated by  the Company except test, transition or training.

     Section V.  "Duty Time" means that time interval  between the time a
     ----------
Crewmember is required to report for duty and the time he is released from duty as specified in Article XV.

     Section W.  "Day" means a period of twenty-four  (24) consecutive hours,
     ----------
unless otherwise specified.

     Section X.  "Enroute Station" is any station  other than the Crewmember's
     ----------
Base.

     Section Y. "Active Service" means all accumulated time, commencing with
     ----------
date of hire as a Crewmember, for which the Crewmember is paid by the Company, including any time that he receives any portion of sick leave pay. A month of Active Service will be credited if the Crewmember is in pay status for fifteen
(15) days or more in any month. Twelve (12) months of Active Service constitutes one (l) year of Active Service.

     Section Z. "Foreign Base" means any Base outside the United States (48) and
     ----------
D.C. In the event that a Crewmember is hired and initially based at a "Foreign Base" such Base shall be considered to be the Base of the Crewmember.

     Section AA.  "Surplus" means to be in excess of Company established crew
     -----------
class positions at a base or in the seniority system.

                                  ARTICLE III

                                 Compensation
                                 ------------

       Section A.  Each Crewmember shall be compensated  in accordance with the
       ----------
following schedule on a monthly basis in respect to his accrued Active Service as defined in Article II, Section Y.

     2nd year of Active Service    $  25.00 per month
     3rd year of Active Service       50.00 per month
     4th year of Active Service       75.00 per month
     5th year of Active Service      100.00 per month
     6th year of Active Service      125.00 per month
     7th year of Active Service      150.00 per month
     8th year of Active Service      175.00 per month
     9th year of Active Service      200.00 per month
     10th year of Active Service     225.00 per month
     11th year of Active Service     250.00 per month
     12th year of Active Service     275.00 per month
     13th year of Active Service     300.00 per month
     14th year of Active Service     325.00 per month
     15th year of Active Service     350.00 per month

Crewmembers in their first year of Active Service with the Company shall accrue Active Service but receive no active service pay. Active service pay will be paid for each calendar month of Active Service and will begin the calendar month after the Crewmember completes his first year of service.

     Section B.
     ----------

          (1) Each Crewmember will be compensated for his hourly flight time based on the Type of equipment he is flying as set forth in the equipment groups below:

     Group 1:  Boeing 747's (all)
               MD-11

     Group 2:  DC-10 (-10/15/30,/40)
               L-1011 (100/200/500)
               A-300 (B2/B4/B4-600)
               A-310 (200/200LR/300)
               B-767

     Group 3:  B727/737

          Eff. 8-15-94     7/1/95   7/1/96   7/1/97
------------------------  -------  -------  -------
     Group 1 $110.00      $113.30  $116.70  $120.20
     Group 2 $103.00      $106.09  $109.27  $112.55
     Group 3 $ 74.16      $ 76.38  $ 78.67  $ 81.03

          (2)  IRO Pay.   IRO pay at the rate of $2.50 per block hour will be
               -------
paid to the designated IRO on flights in excess of 8 hours block to block requiring an additional crewmember.

          (3) First Officers and Flight Engineers in their second and subsequent years of Active Service will be paid the percentage of the Captain's hourly pay and monthly guarantee set forth in subsection (1) of this Section based on the following schedule:

     2nd year of service  49%
     3rd year of service  51%
     4th year of service  52%
     5th year of service  53%
     6th year of service  60%
     7th year of service  61%
     8th year of service  62%
     9th year of service  63%
     l0th year of service  64%
     11th year of service  65%

          (4) Second Officers, when required to operate the particular Type, in their Second and subsequent years of Active Service will be paid the percentage of the Captain's hourly pay as set forth in subsection (1) of this Section based on the following schedule:

     2nd year of service  38%
     3rd year of service  40%
     4th year of service  42%

     5th year of service  44%
     6th year of service  50%
     and thereafter

          (5) Crewmembers in their first year of Active Service will be paid $2,000 a month. Hours in excess of this guarantee will be paid at the rate of 1/65th of the monthly guarantee rate

          (6) Permanent Flight Engineers, so designated on the Pilot Category Seniority List, who have accepted this position prior to April 2, 1981 shall be compensated on the Flight Engineer's scale. Any crewmember who was listed on the Pilot Category Seniority List of July 1, 1970 and who held an A & P rating prior to January 1, 1987 and who maintains such A & P qualification will be compensated on the Flight Engineer's scale instead of the Second Officer scale.

          (7) An upgrading crewmember's higher rate of pay shall commence the day following his or her release by the Check Airman.

                             Section C.  Each Captain will be paid the monthly
                             guarantee based on his equipment group as follows:
                             ---------------------------------------------------
                             Eff.                   Eff.      Eff.      Eff.
                                           8/15/94    7/1/95    7/1/96    7/1/97
                                         ---------  --------  --------  --------
Group 1                                  $7,150.00  7,364.50  7,585.50  7,813.00
Group 2                                  $6,695.00  6,895.85  7,102.55  7,315.75
Group 3                                  $4,820.40  4,964.70  5,113.55  5,266.95

Longevity pay as provided in Section A is in addition to the guarantee pay.

     Section D. All pay under this Agreement shall be paid in United
     ---------
States Dollars, semi-monthly, on the tenth (10th) and twenty-fifth (25th) day of each month. All pay adjustments shall be made on the tenth (10th) day of the month following the month when such pay is earned or becomes due with fifty percent (50%) of the Crewmember's monthly guarantee and longevity to be paid on the tenth (10th) day and twenty-fifth (25th) day of each month. not used, he shall be credited the equivalent of one (1) hour of hourly flight pay for each four (4) hours of duty or major fraction thereof, with a minimum of one (1) hour's flight pay credit. Whenever a Crewmember is called to the field for the purpose of serving as a Flight Crewmember and is used, he shall be credited with a minimum of one (1) hour's flight pay credit.

     Section E. Whenever a Crewmember is called to the field for the purpose of
     ---------
serving as a Flight Crewmember and is not used, he shall be credited the equivalent of one (1) hour of hourly flight pay for each four (4) hours of duty or major fraction thereof, with a minimum of one (1) hour's flight pay credit. Whenever a Crewmember is called to the field for the purpose of serving as a Flight Crewmember and is used, he shall be credited with a minimum of one (1) hour's flight pay credit.

     Section F. In the event an aircraft is forced to return to its
     ---------
originating station due to malfunction of the aircraft or other causes and the flight is canceled, the Crewmember will be credited with hourly flight pay, based on actual flight time with a minimum of one (1) hour's flight pay credit.

     Section G. The Crewmember is to receive no compensation for training,
     ---------
qualifications, upgrading or proficiency flights.

     Section H. In the event the Company places equipment in operation other
     ---------
than the equipment provided herein, the Company and the Union will meet as soon as practicable to negotiate the Captain's rate of pay. In the event the parties cannot agree within thirty (30) days as to the rate to be established, the matter will be submitted to expedited arbitration. The parties will request the arbitrator to make his award as soon as feasible, but no later than thirty (30) days after the hearing. During the process of negotiation and arbitration, if necessary, the Company will post the equipment for bid and will establish an interim rate, which will be set forth on the bid posting, with the understanding that any determination as a result of the negotiations or arbitration will be made retroactive to the institution of service on such equipment.

     Section I.  When a Crewmember changes Type or Crew Class by vacancy bid or
     ----------
displacement during a month, his guarantee shall be prorated accordingly.

     Section J.  1.   A Crewmember will not be required to be qualified on more
     ----------
than one Type of equipment unless qualification is required on the bid. A Crewmember who is qualified and holds an assignment on more than one Type shall be paid at a rate equal to that of the highest paying Type.

          2. In order to maintain eligibility of aircraft, not at the time being operated by the Company, that are allocated to the Civil Reserve Air Fleet, a crewmember may be required to maintain qualification on such equipment. In such cases Crewmembers who are qualified on the equipment (having flown on such Type and Crew Class within the preceding twelve (12) months and requiring only landings, proficiency check or recurrent ground training) will be awarded such position by bid or if there are insufficient bidders, they will be assigned such positions with awards in seniority order and assignments in inverse order of seniority. Should there be an insufficient number of qualified Crewmembers, awards and assignments shall be made system-wide among those Crewmembers not qualified on the equipment. During the time of training Crewmember(s) assigned to such training shall be paid at the rate for that Type, if it is higher, for any month that the Crewmember participates in such training to maintain qualification on the equipment. If such Crewmember holds a line bid during the month(s) in which such training occurs, the time spent in such training shall be treated as lost time under Article XIV, Section A.11.

     Section K.  Whenever a Crewmember performs or supervises maintenance work
     ----------
additional to his normal duties on the aircraft, he shall be paid Fifteen Dollars ($15.00) per hour or fraction thereof computed to the nearest one hundredth (1/100th) with a minimum of one hour's pay.

     Section L.  A newly hired Crewmember who receives training prior to his
     ----------
qualification as a Crewmember will be paid a minimum of One Thousand dollars ($1,000.00) per month while in training. This sum shall include all compensation while in training except that such newly hired Crewmember will be covered by the provisions of
Article IV, Per Diem, when such Crewmember is assigned to training at a location other than a Company Base. Upon qualification as a Crewmember the Crewmember will be compensated in accordance with Section B of this Article.

     Section M.  A Crewmember furloughed prior to the 16th of a month will
     ----------
receive his prorated guarantee and longevity on the 25th of that month and all other pay due him on the 10th of the following month provided the crew member has returned all required Company property. A Crewmember furloughed after the 15th of a month shall, in addition to his regular check on the 25th, receive all remaining pay due him on the 10th of the following month provided the crewmember has returned all required Company property.

     Section N.  Pay will be computed to the nearest one-one hundredth (1/100th)
     ----------
of an hour. Any proration of monthly guarantee and longevity pay for payroll purposes will be on a one-thirtieth (1/30th) per day basis.

     Section O.  Deadhead.
     ----------  ---------

                    1. Deadhead time means the time spent by a Crewmember in traveling from one reporting point to another, at the direction of the Company for whatever purpose, while not acting as a Crewmember of an aircraft.

                    2. (a) A Crewmember deadheading by air on a flight not published in the Official Airline Guide (OAG) shall be paid on the basis of actual time spent traveling between points. (Block to block).

                    (b) A Crewmember deadheading by air on a flight published in the OAG shall be paid on the basis of the scheduled time as published in the OAG.

                    (c) Surface deadheading shall be paid as set forth in Paragraph 4 of this Section.

                    (d) Crewmembers who are scheduled to deadhead on scheduled air carriers will be scheduled on a cost effective (not necessarily nonstop) and direct reduced air fare flight(s) when space is available at the time reservations are made.

     3. Deadhead pay shall be computed at the rate of fifty percent (50%) of the Crewmember's hourly flight pay. A Crewmember deadheading on any aircraft who is not provided a passenger seat for an entire flight will be credited deadhead pay at the rate of seventy-five percent (75%) of his hourly flight pay for any such flight. For purposes of this paragraph, the passenger-like jump seat in the B-747 and DC-10 cockpits will be deemed a passenger seat.

     4. Crewmembers deadheading by surface transportation will be paid for all deadheading of distances over forty (40) statute miles including the first forty
(40) miles. The point to point statute mile distance shall be taken from the vehicle odometer and verified by the vehicle driver. When the distance computed is less than forty (40) statute miles no deadhead pay is applicable. Surface deadhead pay will be calculated by using the statute mileage divided by 40 miles per hour and the resulting answer divided by four (4) to provide the surface deadhead pay hours. This calculation will be accomplished by Scheduling.

     5. For the purpose of clarification, the below listed airports are classified as "Co-terminals" and travel (deadhead) between these terminals or travel from a hotel layover point situated in the Co-terminal area to one of these terminals, shall not be considered deadhead

     Los Angeles/Burbank/Long Beach/Ontario
     San Francisco/Oakland/Travis
     Seattle-Tacoma/McChord/Boeing
     Chicago O'Hare/Chicago Midway
     Detroit Metropolitan/Willow Run
     Cleveland/Akron
     Newark N.J./J.F. Kennedy/LaGuardia
     Baltimore/Washington National/Dulles International
     Tokyo International/Yokota AFB
     Anchorage International/Elmendorf AFB
     Paris Orly/LeBourget/Charles DeGaulle
     Honolulu International/Hickam AFB
     Kadena/Naha
     Leonardo de Vinci/Ciampino
     London-Gatwick/London Heathrow

          6. Deadhead time for certain crew movements will be governed by the one (1) minute crew movement adjustment, which involves the positioning and depositioning by computer input of a Crewmember from/to his base assignment from/to a duty assignment when actual Crewmember movement is not involved. Examples of utilization of the one (l) minute technique (assuming the Crewmember is at his home of record) are as follows:

               (a) Philadelphia base, home of record OAK. One minute to/from Philadelphia to OAK.

               (b) Philadelphia base, home of record OAK. Assigned a trip additional to his line out of OAK and return OAK. One minute to/from OAK. Should the Crewmember lay over at his home Base under these circumstances, he would be paid per diem and transportation and hotel would be arranged by the Company.

               (c) OAK base, home of record Sacramento. Assigned training DEN, to/from Sacramento. One minute to/from Sacramento/OAK.

If the Crewmember actually performs the deadhead travel, he will be paid as set forth in this Section.

     Section P.  A Crewmember who has once qualified on any Company aircraft
     ----------
shall be paid his guarantee for that Type and Crew Class when in training until he qualifies on any other Type and Crew Class, except that when a Crewmember is being reduced to lower pay status, he will retain his current rate for a period of no more than thirty (30) days from the effective date of the reduction or the date of his qualification, whichever first occurs. Following qualification the Crewmember shall be paid at the rate applicable for the new Type and Crew Class as specified in Sections B and C of this Article. A Captain or First Officer who voluntarily exercises his seniority for a Second Officer position pursuant to Article XII, Section E.4 will be compensated at the Second Officer rate when at a pilot's mandatory retirement age, except as provided in Section B. 5 of this Article.



                                  ARTICLE IV

                                   Per Diem
                                   --------
       Section A.  A Crewmember who is away from his Base on duty time shall
       ----------
receive hourly per diem for each hour or fraction thereof that he is away from his Base. Per Diem shall start in accordance with the following times:

 Oakland Deadhead -   1.0 hour prior to departure
 Oakland Live -     1.5 hours prior to departure
 San Francisco -     2.0 hours prior to departure
 Travis AFB -       3. 0 hours prior to departure
 Charleston Deadhead -1.0 hour prior to departure
 Charleston Live -     1.5 hours prior to departure

Per diem shall end in accordance with the following times:
 Oakland -       1.0 hour after arrival
 San Francisco -     1.5 hours after arrival
 Travis AFB -       2.0 hours after arrival
 Charleston -       1.0 hour after arrival

Departure and arrival times shall be calculated by utilizing the scheduled departure and actual block-in time on flights not published in the OAG and scheduled times for flights published in the OAG.

 The hourly per diem rate is as follows:

     effective 8/15/94  7/1/95  7/1/96  7/1/97
     -----------------  ------  ------  ------
         $1.75           $1.95  $2.10   $2.20

This hourly rate is designated as compensation for meals, laundry, and incidental expenses.

     Section  B.  The Company will book lodging in suitable and adequate hotels
     -----------
on a single occupancy basis. The Company will pay the hotel bill. The Crewmember will be required to pay for other incidental charges to the hotel bill at the time of checkout. Otherwise, such charges will be deducted by the Company. When the Company does not provide facilities outlined above, reasonable and necessary expenses will be paid.

     Section C.  The Company will in addition provide ground transportation from
     ----------
the aircraft to the hotel and return, or in the event the Company does not provide ground transportation, it will reimburse Crewmembers for all reasonable and necessary ground transportation expenses. If transportation on line does not arrive within one (1) hour from block-in, Crewmembers, at their option, can order a taxi for immediate transportation to the hotel and receive full reimbursement by the Company.

     Section D.  The Crewmember will submit to the Company proof of expenses for
     ----------
which he is entitled to reimbursement.

     Section E.  The Per Diem and expenses specified in this Article shall be
     ----------
paid in addition to all other compensation as provided for in this Agreement.

     Section F.  Crew Hotels.
     ------------------------

     1. The Crewmember Council or its designee will confer with the Company on the choice and location of crew hotels prior to their designation as crew hotels, whenever possible. The Company will consider all of their suggestions in designating crew hotels. Should any hotel, after designation, be found unsatisfactory, the Company, after conferring with the Council or its designee, will initiate action to either correct the problem or designate a different hotel. The minimum requirement for a designated hotel will be a single room with bath for each Crewmember.

     2. Downtown hotels will be provided at all layover cities if the layover is scheduled for more than thirty (30) hours block to block. The Council or its designee and the Company may agree to exceptions respecting this requirement. Both parties recognize that in certain situations alternatives to downtown hotels, as described in the preceding paragraphs, may meet the needs of both parties. When these situations occur, the Union and the Company shall meet to discuss the alternatives. The criteria to be considered are:

       a) Cost to the Company;
       b) Cost to the Crewmembers; and
       c) Suitability and convenience of alternative hotels.
       After balancing these criteria, the Company may, with the concurrence of the Union, select an alternative hotel and the Union shall not unreasonably oppose such selection.

     3. Downtown hotels are defined as hotels in the major metropolitan downtown area where there are restaurants, shops and public transportation within walking distance. An exception to the above will be the Newark International Airport where Newark will be considered the major metropolitan area. All layovers at Newark will be downtown, irrespective of the layover length, if rooms are available.

                                   ARTICLE V

                                Foreign Service
                                ---------------

       Section  A.  Whenever the Company establishes a Foreign Base, it shall
       -----------
give written notice to the Union at least thirty (30) days prior to such establishment, if possible to do so. Within ten (10) days of the notice to the Union the parties will begin negotiations to determine if any cost of living increase is appropriate and the amount of such increase, if appropriate. At the commencement of such negotiations the parties will agree upon an arbitrator to resolve the dispute if they cannot reach agreement within twenty (20) days following the beginning of negotiations. The arbitrator will be selected from among the following designated persons: Julius Draznin, John Kagle, Justin Smith, and selection among these designated arbitrators will be in order set forth above dependent upon availability to conduct the hearing within twenty
(20) days after the negotiation period. The arbitrator's decision shall be rendered within twenty (20) days following the conclusion of the hearing and shall be effective as of the commencement of implementation of such foreign base.

     Section B.  The Company will provide benefits for Crewmembers in foreign
     ----------
service equal to those provided crewmembers covered under the Workmen's Compensation Act then in effect in the State of Virginia, unless required by law to provide greater benefits under the laws of any other jurisdiction.

     Section C.  For Unemployment Compensation purposes, Crewmembers shall be
     ----------
covered by the appropriate state law. In the event no state benefits are applicable for a Crewmember who is furloughed from a Foreign Base, the Company shall provide the benefits which would otherwise have been provided by the law of the state of Virginia, provided the Crewmember otherwise meets the requirements for benefits.

                                  ARTICLE VI

                                Moving Expenses
                                ---------------

     Section A.  Crewmembers will be reimbursed for moving expenses as provided
     ----------
in this Article under the following circumstances:

     1. Crewmembers who are successful bidders for vacancies at any new Crewmember Base within the first six (6) months of its operation. In the event a Base is closed and subsequently re-established, the six (6) month period shall commence again effective with the date of re-establishment.

     2. Crewmembers who receive a permanent assignment by the Company to another Company Base.

     3.  Crewmembers who are affected by the closing of a Company Base.

     4.  Crewmembers furloughed at one Base who are recalled to another Base.

     5. Crewmembers furloughed from an International Base, both upon being furloughed and when recalled to the same Base, except any Crewmember who chooses furlough status at such International Base rather than the exercise of his seniority to displace to another Base.

     Section B.  Moving expenses of all other Crewmember transfers shall be
     ----------
borne by the Crewmember except that the Company shall cooperate in endeavoring to furnish gratuitous or reduced fare air transportation to Crewmember and his "immediate family".

     For the purpose of this Article, "immediate family" as used herein shall mean the Crewmember's spouse children and dependent relatives of the Crewmember living within the Crewmember's household.

     Section C.   The moving expenses provisions contained in this Article do
     ----------
not apply to newly hired Crewmembers who are reporting for their first Base assignment on completion of their initial training.

            Section D.  When the Company is obliged to reimburse crewmembers for
            ----------
       moving expenses, it will do so on the following basis:

               1. Such Crewmember shall be provided transportation for himself and his immediate family from his present Base of Permanent Assignment to his new Base of Permanent Assignment, type of transportation to be determined by the Company.

              2. Such Crewmember will be provided with the transportation up to a maximum of 10,000 pounds of the Crewmember's furniture and household effects. The Company may, at its option, prescribe or control the shipment of household furniture and effects from the time of packing at the point of departure to the time of unpacking at the point of arrival. The Crewmember will cooperate in making necessary shipping arrangements so as to minimize expenses.

              The Company shall prepay or pay on delivery all charges involved for shipping, insurance, drayage, packing and unpacking (including overseas packing, if necessary), and storage. Any claims for damages or loss resulting from such move or storage shall be handled by the Crewmember directly with the mover or the storage company.

              The Crewmember who elects to place his effects in storage will be reimbursed for storage costs as they occur, but not to exceed estimated moving costs.

              3. Such Crewmember shall be paid hotel and meal expenses for himself and each member of his immediate family at the rate of twenty-five dollars ($25.00) for the Crewmember, twenty-five dollars ($25.00) for his spouse and fifteen dollars ($15.00) for each dependent per day at a maximum of one-hundred ten dollars ($110.00) per day. This allowance shall be determined on the basis of the number of travel days required, with automobile travel based on four hundred fifty (450) miles per day, or if the travel is performed by air, the actual number of days required to perform the travel. The payment provided by this paragraph is in lieu of the per diem allowance provided by Article IV, Section A.

              4. Such Crewmember shall, for the first three (3) days after arriving at a new Base be free of all duty with the Company and be paid settling expenses of Fifty Dollars ($50.00) each for himself and his dependents, and shall be paid at the time of his departure.

              5. A Crewmember entitled to moving expenses under this Section may defer moving for up to two hundred and seventy (270) days after being transferred from one Base to another without the loss of the benefits provided for in this Section.

              6. When a Crewmember drives his car from his former permanent Base to a new permanent Base, he shall be allowed seventeen cents (17) per mile for the most direct AAA mileage between such points. If the period of time that the Crewmember is expected to remain at such Base is expected to be less than 270 days, the Company may elect to ship the Crewmember's automobile by public transportation or it may elect to provide such Crewmember with a rental car at such Base. If the Company chooses to send the car by public transportation it will provide the Crewmember with a rental car at such Base until his automobile arrives.

              7. Reimbursement will only be made for moving from one Company Base to another Company Base as provided in Section A but not for moving to any other location, except as provided in Article XI, Section C.1. Company Base for this purpose means any living location within one hundred (100) statute miles of the Base.

     Section E.
     ---------

     1. A Crewmember, awarded a bid or displacing when served a notice of reduction at a permanent base, may elect to commute to his new base. A Crewmember so electing will be entitled to the Company providing transportation for the Crewmember's personal effects up to a maximum of five hundred (500) pounds. Such Crewmember will not be entitled to the other provisions of Article V except Section D.6 (automobile mileage expense).

     2. Such Crewmember will be governed by the commuting rules as agreed to and set forth in the Basic Operations Manual only

     Section F.  In the event a Crewmember is being permanently reassigned to a
     ----------
Foreign Base, the Company shall provide thirty (30) days lodging at a hotel or comparable accommodation selected by the Company.

                                  ARTICLE VII

                                   Vacations
                                   ---------

     Section A.  Vacations will be earned on a calendar year basis.  Vacations
     ----------
will commence in the calendar year following the calendar year in which the vacation is earned and may not overlap into the following year as set forth in Section F.7.

     Section B.  Each Crewmember who, as of any January 1 has completed the
     ----------
below listed Active Service years shall be entitled to the vacation periods indicated. Active Service years completed:

     1 through 5      14 days
     6 through 9      21 days
     10 and thereafter  28 days

Each Crewmember based outside the United States at the time of his vacation shall be entitled to a minimum of twenty-one (21) days vacation each year; however, the vacation pay provided by Section D will be based on the Crewmember's Active Service years completed. Examples:

     1.   Crewmember hired January 1, 1970

     January 1, 1970/December 31, 1970  No vacation
     January 1, 1971/December 31, 1971  2 weeks' vacation
     January 1, 1972/December 31, 1972  2 weeks' vacation
     January 1, 1973/December 31, 1973  2 weeks' vacation
     January 1, 1974/December 31, 1974  2 weeks' vacation
     January 1, 1975/December 31, 1975  2 weeks' vacation
     January 1, 1976/December 31, 1976  3 weeks' vacation
     January 1, 1977/December 31, 1977  3 weeks' vacation
     January 1, 1978/December 31, 1978  3 weeks' vacation
     January 1, 1979/December 31, 1979  3 weeks' vacation
     January 1, 1980/December 31, 1980  4 weeks' vacation

     2.   Crewmember hired July 1, 1970

     July 1, 1970/December 31, 1970    No vacation
     January 1, 1971/December 31, 1971  7 days or 7 days' pay
     January 1, 1972/December 31, 1972  2 weeks' vacation
     January 1, 1973/December 31, 1973  2 weeks' vacation
     January 1, 1974/December 31, 1974  2 weeks' vacation
     January 1, 1975/December 31, 1975  2 weeks' vacation
     January 1, 1976/December 31, 1976  2 weeks' vacation
     January 1, 1977/December 31, 1977  3 weeks' vacation
     January 1, 1978/December 31, 1978  3 weeks' vacation
     January 1, 1979/December 31, 1979  3 weeks' vacation
     January 1, 1980/December 31, 1980  3 weeks' vacation
     January 1, 1981/December 31, 1981  4 weeks' vacation  Section C.  Effective
                                                           ----------
January 1, 1979 Active Service years shall be calculated in accordance with
Article II, Section Y. If a Crewmember is on furlough or leave of absence and does not accrue Active Service for any calendar month, his vacation allowance will be reduced by one-twelfth (1/12) for any month in the calendar year that he did not accrue Active Service, for example, a Crewmember with two (2) years of service who is on furlough for two (2) full calendar months in any calendar year would be entitled to ten-twelfths (10/12) of fourteen (14) days for his vacation. Vacation time will be prorated to the nearest full day.

     Section D.  A Crewmember who has completed one (1) through five (5) service
     ----------
years will receive four percent (4%) of his actual earnings during the calendar year in which the vacation was earned. A Crewmember who has completed six (6) through nine (9) years will receive six percent (6%) of his actual earnings during the calendar year in which the vacation was earned. A Crewmember who has completed ten (10) or more service years will receive eight percent (8%) of his actual earnings during the calendar year in which the vacation was earned which earnings include all earnings before deduction for the Crewmembers Salary Reduction Plan (401K). If a Crewmember completes his fifth (5th) or tenth
(l0th) service year in any calendar year, he will receive the appropriate percentage for the period prior to his completion of his fifth (5th) or tenth
(10th) service year, as the case may be, and the appropriate percentage for the period after he has completed his fifth (5th) or tenth (10th) service year, as the case may be.

     Section E.  Any newly hired Crewmember will have his vacation prorated from
     ----------
date of hire until December 31 of the year in which he was hired based upon his months of Active Service during such year. The newly hired Crewmember may, at his option, either bid for his prorata vacation in accordance with Section F, or receive prorata vacation pay in lieu of vacation.

     Section F.    1.  The Company will provide each Crewmember with a vacation
     ------------
bid form on or before October 1 of each year for bidding for the succeeding year.

     2. The bid form will enable all Crewmembers who are entitled to more than two weeks vacation to split their vacation into two vacation periods. Any combination of days may be indicated to determine the split as long as no period is less than seven days; e.g., a 28-day vacation could be split into 21-7, 20-8, 15-13, etc. The Crewmember must indicate which period is his primary vacation preference and which is his secondary choice.

     3. Vacation bid forms shall be submitted to the Flight Operations Department, Herndon, by October 31. The Crewmember will receive a receipted copy of his bid.

     4. Bids will be awarded by the Company on or before December 1 of each year and will be posted and placed in each Crewmember's mail box. Period award sheet will show whether vacation was bid or assigned.

     5. Bids will be awarded in seniority order on the basis of the Crewmember's Base, Type and Crew Class as of October 31 for the vacation year being bid. In the event any Base, Type, and/or Crew Class bid has been posted on or before October 31st, the Crewmember will be awarded a vacation period based on any such bid award. Vacations awarded after the vacation bidding process will be handled as provided by Subsection 9. of this Section

     6. A Crewmember who bids a split vacation will be awarded his highest choice in seniority order by Base, Type and Crew Class. After all bidding Crewmembers have been awarded a choice, the secondary vacation will be awarded in seniority order by Base, Type and Crew Class

     7. Options provided on the bid forms for all Crewmembers' vacation and split vacation (primary and secondary) are as follows:

              (a) may select any start date within the year that does not overlap into the next year; i.e., June 8, September 5, March 7, etc.

              (b) may select any start date in the first or last part of any month; i.e., last half July, first half August, last half April, etc.

               (c) may select any start date within month; i.e., all of June, all of May, all of September, etc.

               (d) may select any date with a plus or minus range; i.e., 15 July plus/minus 30 days - this bid would be awarded to the closest available slot on either side of July 15.

               (e) may also select a date with just plus or minus range; i.e., 1 Jan + 300 - this would award the vacation on the first available start date starting with January 1, 2, 3, 4, 5, etc.

       8.  The preference sheet may specify any one period not to exceed seventy
(70) consecutive days from January 1st through the following September 30th that may be closed to vacation bidding, or in which vacation bidding is to be limited in number of available vacation bids.

       9. Once established, a vacation may not be changed or canceled except by agreement of the Company and the Crewmember except the Company may change or cancel the vacation award for any Crewmember who once awarded a vacation period bids out of his Crew Class, Type or Base, in which case the Crewmember and the Company will arrange a new vacation period(s).

       10. A crewmember who does not establish a preference will be assigned a vacation period by the Company.
     Section G.
     ----------

Vacations shall not be cumulative and must be taken within the calendar year due. If the Crewmember is denied his vacation in such calendar year as provided in Section F. 9, the Crewmember and the Company will agree on an alternate vacation period to occur within the first quarter of the following year.

     Section H.  Upon termination a Crewmember will be paid the vacation pay he
     ----------
has earned during the year of termination provided that no vacation pay will be paid to any Crewmember who resigns without giving the Company fifteen (15) days written notice prior to his last day of work, unless the Company waives the notice period or some portion of it.

     Section I.  Upon furlough a Crewmember will be paid the vacation pay he has
     ----------
earned during the year of furlough and any vacation pay accrued but not yet received for the prior year unless the Crewmember notifies the Company in writing that he elects to receive his vacation(s) and vacation pay as provided in this Article. If the Crewmember accepts his vacation pay at time of furlough, he shall not be entitled to vacation time, but shall begin accruing vacation credit upon his return to Active Service.

     Section J.  Vacations will begin and end at 12 midnight local time at the
     ----------
Crewmember's domicile. The Crewmember will be scheduled to be off duty for at least twelve (12) hours before and after his vacation period. If the beginning of a Crewmember's vacation is delayed due to the Company's fault, he shall be paid one twentieth (1/20th) of his guarantee including longevity pay, in addition to all other pay for each day of such delay, and his vacation will not be reduced. For the purposes of this paragraph a Crewmember's vacation is considered delayed if he is not off duty at his home domicile at least six (6) hours before the beginning of his vacation.

     Section K.  Any Crewmember based at an International Base will receive four
     ----------
(4) days added to his vacation as travel allowance. His vacation pay will not be increased. This four (4) day period will be counted toward his guaranteed days off during that month. Crewmembers based at International Bases at time of vacation shall receive, during vacation, those amounts to which they are entitled under Article V, Foreign Base.

                                 ARTICLE VIII

                                  Sick Leave
                                  ----------

     Section A.  Accrual.
     -------------------

          (1) Each Crewmember will accrue 5.5 hours of sick leave credit for each calendar month of Active Service as a Crewmember. Sick leave credit will accumulate until the Crewmember has a total of five hundred twenty-five (525) hours of sick leave credit. Such sick leave will be accumulated in a bank for each Crewmember for use as set forth in this Article.

     Section B.  Usage.  After six (6) months of Active Service, sick leave with
     ----------
pay shall be allowed whenever a Crewmember's absence is found to have been due to illness or injury and sick leave with pay is requested, provided the Crewmember has a sick leave accrual of time then earned to his credit in sufficient amount. The Company may require that the Crewmember who claims sick leave be examined by a Company physician to substantiate such claim. The Crewmember may also be required to obtain a release for return to duty from the Company physician. The Company shall assume the expense of examination by its physician when such examination is required by the Company.

     Section C.  Payment.  Each Crewmember while on sick leave shall receive
     ----------  -------
payment from his sick leave bank in any month that he loses pay hours from his Line of Flying as a result of such illness. Such payment will be limited to his applicable guarantee for that month. His sick leave bank will be debited in the amount of his applicable monthly guarantee less his pay hours. Crewmembers who do not hold a Line of Flying for any month will receive sick leave pay at the rate of 3-2/3 hours per day that the Crewmember is unavailable for scheduled duty, not to exceed the Crewmember's applicable monthly guarantee.

     Section D  Reaccrual.  Once a Crewmember has accumulated 525 hours and
     --------------------
subsequently depletes his accrued sick leave to less than 100 hours, he will reaccrue sick leave at the rate of seven (7) hours per month until 100 hours are again accumulated, at which time his accrual rate will revert to 5.5 hours per month.

     Section E.  Rehired Crewmember.  A Crewmember on the Seniority List whose
     ------------------------------
employment is terminated loses all sick leave credit. If he is later rehired within three (3) years of the date of his termination, he will receive credit for his prior accrued sick leave.

     Section F.  Offset.  If the Crewmember is eligible to receive Temporary
     ------------------
Worker's Compensation benefits or State Disability benefits applicable to such days of absence due to illness or injury, he shall be paid the difference between such benefits and the daily sick leave benefit, in which event the debit to the Crewmember's sick leave bank will be correspondingly reduced. Any debit to a Crewmember's sick leave account will be computed to the nearest one (1) hour.

     Section G.  Any Crewmember who becomes sick or injured while away from his
     ----------
Base shall be provided with proper medical attention and hospitalization, if necessary, at Company expense and returned to his Base by the Company at the earliest possible time. If such sickness or injury is not a result of causes related to his occupation or to the living and health conditions of the area in which the sickness or injury occurred, the Company may require full reimbursement from the Crewmember's of all such expenses incurred, except for normal transportation expenses.

     Section H.  No Crewmember shall be entitled to sick leave when sickness or
     ----------
injury is due to Crewmember's willful disregard of accepted safety practices, willful intention to injure himself or another, sickness or injury while in the employ of anyone else or the use of drugs.

     Section I.  Emergency Leave.  Sick Leave may be utilized by the Crewmember
     ---------------------------
in the event the Crewmember suffers serious illness or a death in his immediate family. Such emergency leave will normally be for a period of less than one (1) week. Immediate family is defined as mother, father, spouse, children, brother, sister, grandparents or foster parents of the Crewmember or others the Company may approve. The Company will pay transportation to the emergency point or domicile, whichever is closer.

     Section J.  The Company shall provide the Crewmember a statement annually,
     ----------
prior to January 27, setting forth his accrued sick leave to date. Additionally, after each sick leave absence, a Crewmember may request in writing from the Flight Operations Office a current statement of his sick leave account setting forth the amount of sick leave utilized and the balance remaining in his sick leave account. Such request shall be complied with in writing within fifteen
(15) days.

     Section K.  Medical Leave Status.  When a Crewmember's sick leave bank has
     --------------------------------
been exhausted and he is still unable to return to Active Status, he will automatically be placed on medical leave of absence status.


                                  ARTICLE IX

                               Leaves of Absence
                               -----------------

     Section A  Personal Leaves.  When the requirements of the Company will
     --------------------------
permit, a Crewmember may be granted a leave of absence without pay for a period not to exceed one (1) year. Extensions of any such leave may be granted. Any such leave or extension of same shall be in writing and the Company will provide the Union with a copy. If any leave or extension of same would exceed a period of one (1) year such leave or extension will be granted only upon the agreement of the Company and the Union. When such leave is granted, the Crewmember shall retain and shall continue to accrue seniority, provided that during such period the Crewmember maintains his appropriate Crewmember's certificate or certificates.

     A pilot reaching mandatory retirement age for pilots, but not mandatory retirement age for Flight Engineers or Second Officers, may, at his or her option, elect to be placed on a personal leave of absence for up to eleven (11) months. Return from such a leave will be at the Crewmember's option in accordance with the procedures outlined in Article XI, Section A.5 (Voluntary Furloughs).

     Section B.  Furlough Leaves.  The Company will consider requests for leaves
     ---------------------------
for Crewmembers in the same Crew Class currently qualified on the same Type as other Crewmembers in furlough status, so long as the granting of such leaves does not entail any additional cost to the Company. Consent to any such request shall not be unreasonably withheld. A Crewmember granted a leave of absence pursuant to this Section will return from such leave as follows:

          (l)  He may exercise his seniority when a recall occurs, or

          (2) He may exercise his seniority at the end of the awarded leave of absence, or

          (3) He may return from the leave of absence by exercising his seniority after six (6) months from the effective date of his leave.

          (4) An extension of a leave of absence will be treated as an initiation of a leave and will re-establish a new effective date of the leave.

The Crewmember must provide the Company 45 days written notice of his intent to return when exercising Paragraph 3. above. A Crewmember returning from a leave of absence may return to the highest position permitted by his seniority at his former Base that does not involve an upgrade unless a vacancy exists. He may displace to another Base, if unable to hold his former position, as his seniority permits. Crewmembers on a leave of absence will maintain a current address with the Company and will respond to all master bids even though the response is to continue the leave of absence.

     Section C.  Compensatory Leave.  In the event the Company anticipates a
     ------------------------------
reduction/furlough, the Company may at its option grant leaves of absence to Crewmembers at the rate of one-half (1/2) the Crewmembers present monthly guarantee. Such leaves will be granted in seniority order through a bid posted no later than ten (10) days from the date of the anticipated reduction/furlough. Such leaves of absence will not be granted for periods in excess of sixty (60) consecutive days. The Company may at its option and with the consent of the Crewmember extend such leave. Crewmembers awarded a leave under the provisions of this paragraph shall continue to accrue seniority, longevity and vacation time. Medical and dental coverage will continue. Sick leave will not accrue. A Crewmember awarded such leave will, with a ten (10) day written notice, be subject to recurrent or proficiency training as directed by the Company.

     Section D.  Union Leave.  A Crewmember shall be granted a leave of absence
     -----------------------
without pay for a period up to three (3) years to accept a full time position with the International Brotherhood of Teamsters, Airline Division, or with the Federal Aviation Administration. Such leave of absence may be extended by mutual agreement in one (1) year increments with a maximum of two (2) such extensions, for a total of five (5) years. While on such leave of absence, the Crewmember shall continue to accrue seniority. As a condition of his continued employment with the Company as a Crewmember on leave of absence, he must maintain all his certificates in a current status. No more than one (1) Crewmember shall be permitted to be on such leave of absence at one time.

     Section E.  Medical Leave.  When leaves without pay are granted on account
     ----------  -------------
of sickness or injury, a Crewmember shall retain and continue to accrue his seniority whether or not he is able to maintain his appropriate Crewmember's certificate or certificates required for his category until he is able to return to duty or is found to be unfit for such duty, except that in no case shall leave for sickness or injury exceed a total continuous period of five (5) years. Return to duty after a leave granted under this Section shall be subject to a reasonable qualifying period not to exceed six (6) months. During the period a Crewmember is on leave not exceeding five (5) years, as provided above, the Company may require the Crewmember to submit to a Company physical examination no more frequently than six (6) month intervals. He will be required to submit to such a physical examination to certify that he is able to return to work. When such examination is scheduled by the Company at a location other than in the immediate area of the Crewmember's residence, the Company shall furnish transportation and pay reasonable actual expenses for the Crewmember, and shall schedule such examination at the Crewmember's convenience.

     Section F.  Military Leave.  Upon written request any Crewmember shall be
     ----------  --------------
granted military leave without pay as provided by effective Federal regulations applying thereto. Upon return to active flight status, re-employment rights and benefits shall be governed by and limited to the protection afforded in the Universal Military Training and Service Act, as amended. A Crewmember on leave of absence under this Section shall furnish the Company a copy of his orders to military duty and release therefrom.

     Section G.  Conditions.
     ----------  -----------

          1. A Crewmember on leave shall not, without prior written permission of the Company, engage in aviation employment and, in no case, shall engage in employment which may bring discredit upon the Company.

          2. A Crewmember returning from leave of absence will be paid during any necessary requalification period at the rate appropriate to the Crewmember's Crew Class and Type.

                                   ARTICLE X

                                   Seniority
                                   ---------

     Section A.  Seniority shall govern Crewmember assignments as specifically
     ----------
set forth in Article VII, Vacations; Article XI, Furloughs; Article XII, Filling of Vacancies; Article XIII, Training and Upgrading and Article XIV, Scheduling. The following provisions will apply to Permanent Flight Engineers and Second Officers over FAA Mandatory Age:

     1. Such Crewmembers are listed on the Pilot's System Seniority List for furlough and recall. Their bidding rights for vacancies, bid lines, days off, and vacations are junior to the Prior Rights Flight Engineers and more senior Crewmembers on the Pilot's System Seniority List working the Flight Engineer position.

     2. Any Permanent Flight Engineer meeting the minimum experience requirements set forth in Article XIII, Section B.3(a) as modified by Section B.3(b)(7) and the provisions of Article XII, Section E.3 may, during times established by the Company, qualify as a First Officer provided his training is successfully completed by June 30, 1988. Once qualified and awarded a bid as a First Officer, such Crewmember will be designated as a First Officer and lose his status as a Permanent Flight Engineer. On any subsequent reduction in force, such Crewmember may be reduced to Second Officer and will be paid accordingly. Permanent Flight Engineers not availing themselves of the above training, or not successfully completing said training by June 30, 1988, will continue as Permanent Flight Engineers. A Permanent Flight Engineer is permitted only one (1) attempt to qualify as a First Officer. Should the introduction of aircraft with two (2) position cockpits necessitate the furlough of Flight Engineers covered by the Prior Rights Cause, the Company and the Union will meet to initiate a similar check out for such Crewmembers.

     3. A Permanent Flight Engineer or a Second Officer over FAA Mandatory Age may be furloughed out of seniority or not recalled in seniority order if there is no vacancy for him to fill, or the Company may hire a new Pilot for such position. For example: if the vacancy is a First Officer's position and the next Crewmember to be recalled is a Permanent Flight Engineer or Second Officer over FAA Mandatory Age, he may be bypassed and a Pilot junior to him recalled.

     Section B.  The Pilot Category Seniority List in effect at the time of
     ----------
execution of this Agreement is accepted as final and binding on all parties. The Flight Engineer Category Seniority List in effect at the time of execution of this Agreement is accepted as final and binding on all parties. Flight Engineers hired after July 1, 1970 will be listed on the Pilot Category Seniority List as Permanent Flight Engineers and such Permanent Flight Engineers, as well as Second Officers over FAA Mandatory Age, shall have no bidding or displacement rights to Captain or First Officer positions. The Company is fully protected in relying on the published lists as of the time of execution of this Agreement.

     Section C.  Within the first ten (10) days of January and the first ten
     ----------
(10) days of July, each year, the Company shall issue and post at each Company Base a Crewmember Category Seniority List, compiled in accordance with this Article. Such List shall be known as the Crewmember Category Seniority List and shall contain the names of all Crewmembers by category entitled to seniority, whether active or inactive, and the date the List becomes effective. The person posting the List shall date and sign the List as of the date of posting and shall Provide a copy to the Union.

          1. All Crewmembers shall be listed on the Crewmember's Category Seniority List, and each Crewmember shall be permitted a period of forty-five (45) days after posting of such List in which to protest in writing to the Company any omission or incorrect posting affecting his seniority.

          2. In the event such Crewmember does not file a protest with the Company within forty-five (45) days, he shall not thereafter be entitled to file such protest.

For the convenience of the Crewmembers the Company will, on the day of posting, place a copy of the Crewmember's Category Seniority List in the Crewmember's box and will mail a copy to each Crewmember on sick leave, furlough, or leave of absence to his home address on file with the Company.

     Section D.  Seniority position shall be determined by applying the
     ----------
following rules:

            1. Seniority as a Crewmember by category shall be based upon the length of service as a Crewmember in that category with the Company.

            2. Seniority shall begin to accrue from the date a Crewmember is first employed by the Company as a Crewmember and shall continue to accrue during such Period of employment except as otherwise provided in this Agreement. A Crewmember shall be considered as first employed on the date he first enters ground school. When two (2) or more Crewmembers are employed on the same date in the same Category, they shall be placed on such Category Seniority List according to their age; i.e., the oldest Crewmember shall receive the most senior position on the list.

            3. Any Crewmember once having established a seniority date hereunder shall not lose that date except as provided in this Agreement.

     4. When a junior Crewmember is promoted over a senior Crewmember by reason of the failure of the latter to qualify in his turn, the more senior Crewmember shall continue to retain his position on the Crewmember Category Seniority List.

     5. Any Crewmember whose services with the Company are permanently severed shall forfeit his seniority rights.

     6. A Crewmember transferred to a non-flying or Management position shall retain and continue to accrue seniority, provided that such Crewmember shall maintain at all times a currently effective airman's certificate or certificates required of Crewmembers in his category. If such Crewmember permits his required certificate or certificates to lapse, he shall retain his seniority already accrued to the date of such lapse. If such Crewmember again possesses and maintains said airman's certificate or certificates within one (1) year of the date of lapse, he shall again commence to accrue seniority from the date of his current airmans certificate or certificates.

     7. When a Crewmember is transferred to a non-flying or Management position, as a result of sickness or injury, or becomes sick or injured while in such non-flying or Management position, he shall retain and continue to accrue his seniority during such period of sickness or injury, whether or not he is able to maintain his certificates required for his status, until he is again
able to return to flying   duty or is found to be unfit for such duty for the
period set forth in Article IX, Section E.

8.   If a Crewmember mentioned in 6 and 7 above returns to flying duty, he shall
exercise his seniority at the Base to which he was assigned   immediately prior
to the leave or assignment, to displace
the most junior Crewmember in his Crew Class, provided he has sufficient seniority. If his seniority will not permit him to displace at his Base, he will displace at any other Base where he may have seniority.

     9.  All of the seniority lists shall contain the following information:

(a)  The date of the list;

(b)  The category identification of the list, i.e., pilot or flight engineer;

     (c)  Seniority numbers;
     (d)  Crewmembers' names;
     (e)  Current aircraft assignment;
     (f)  Status (crew class);
     (g)  Check or management status;
     (h)  Date of hire;
     (i)  Birth date.

     Section E.  Crewmembers shall be on probation until they have accumulated
     ---------
twelve (12) months of Active Service as a Crewmember with the Company. During this period, such Crewmembers will be placed on the Seniority List, but do not accrue seniority and may be discharged or disciplined without recourse to the Grievance Procedure. At the completion of such probationary period, the seniority shall date back to the date of hire. All time spent by a newly hired Crewmember in training or probationary periods shall be cumulative. A probationary Crewmember may bid any vacancy. However, during the probationary period, the Company may hold the probationary Crewmember in his position and/or Base. The Company will have six (6) months Active Service following the Crewmember's completion of his probationary prior to train him for the position he could have held had he been permitted to exercise his seniority. Should the Company not use the Crewmember in his rightful position, the Company will pay him the rate of such position after the Crewmember has completed twenty-one (21) months of Active Service. A probationary Crewmember furloughed or terminated during his probationary period shall upon recall complete his twelve (12) month probationary period or forty-five (45) days from the date of his return to service, whichever is later; however, previous Active Service will be accumulated for all pay and benefits.

     Crewmembers hired after the date of the signing of this agreement shall be on probation from their date of hire until they have accumulated twelve (12) months of active service following the completion of their initial simulator training. All other pay and benefits will be based on the completion of twelve
(12) months of active service from date of hire.

                                  ARTICLE XI

                          Reduction, Furlough, Recall
                          ---------------------------
       Section A.  Reduction and Furlough.
       -----------------------------------

     1. Reduction shall mean less positions in any Crew Class and Type as required by the Company at any of its Bases. When a reduction becomes necessary, the following procedures shall apply:

          (a) The Company shall notify the least senior Crewmember in the Crew Class in the Category to be reduced, in the Type to be reduced, and at the Base where such reduction is to take place. Such notification will list the names of other Crewmembers to be reduced in the same reduction. The Company, on the notice form, will estimate the expected length of the reduction with the understanding that the Company is not bound by the estimate made. Such notice shall be posted at each station.

          (b) The notification of reduction shall be in writing and the effective date of the reduction shall be a date designated by the Company in the notice but not less than fifteen (15) days from the date the Company sends the notice. Notification shall be by registered or certified mail, return receipt, mailed from the Crewmember's Base or hand-delivered to him and receipted by him. The time of receipt by the sender's local post office will apply for the time limits specified. If a Crewmember is away from his Base on a trip at the time that the Company sends him a notification of reduction, the Company will, within seventy-two (72) hours, inform him at a layover point of the sending of his notification of reduction, unless prevented from doing so by communications problems. In the event such notification is delayed beyond the seventy-two (72) hours, the Crewmember's ten (10) day notification as provided in paragraph 2 below shall be tolled from the actual time he receives such notification.

     2. A Crewmember notified that he is being reduced shall, within ten (10) days following such notification, notify the Company in writing of his desire to exercise his seniority to displace a less senior Crewmember in his Category or of his desire to be furloughed irrespective of his seniority. If the Crewmember does not notify the Company, the Company shall assign him a position to which his seniority would permit him to displace and he will thereby be deemed to have elected to exercise his seniority to displace. The notification to the Company shall be in writing addressed to the Vice President, Operations, Herndon, and shall be (1) certified or registered mail, return receipt, or (2) telegram, or
(3) duplicate type TWX

       3. In the event the Crewmember notified of reduction does not notify the Company of his desire to exercise his seniority within ten (10) days of notification as provided in paragraph 1(b) of this Section, he shall be assigned by the Company as set forth in A.2 above. If he does not possess sufficient seniority to displace another Crewmember, he shall be placed on furlough status as of the effective date stipulated in the reduction notice. In the event Crewmembers who have sufficient seniority to displace to another Base opt to furlough instead and such action results in fewer Crewmembers at a Base, in a Category, than are needed at such Base, the Company will, through the recall procedure assign such positions to Crewmembers in the Category needed in seniority order from Crewmembers in such category already on furlough. If there is no Crewmember junior to the Crewmember in his Category to fill the position required, the Crewmember may not exercise the furlough option. The Crewmember who is placed on furlough status as a result of exercising this option may, subject to his seniority, be assigned to another Base in a subsequent recall.

       4.   A Crewmember displaced by another Crewmember as a result of the
application of paragraph 2   of this Section shall be notified of such
displacement and his reduction in accordance with paragraph 1, and shall be afforded the rights granted in paragraphs 2 and 3.

       5. A crewmember who, as a result of the procedure set forth in this Section, chooses furlough status rather than exercise his seniority, shall be recalled from furlough in the following manner:

          (a)  He may exercise his seniority when a recall occurs, or
          (b) He may exercise his seniority after six (6) months from his effective furlough date.
          (c) An extension of furlough will be treated as an initiation of furlough and will re-establish a new effective furlough date.

A Crewmember exercising sub-paragraph (b) of this paragraph must provide the Company 45 days written notice of his intent to return. A Crewmember returning from a furlough under paragraph (b) may return to the highest position permitted by his seniority at his former Base that does not involve an upgrade unless a vacancy exists. He may displace to another Base, if unable to hold his former position, as his seniority permits. Crewmembers on voluntary furlough will maintain a current address with the Company and will respond to all Master Bids even though the response is to continue the voluntary furlough.

       6. A Crewmember based at an International Base who is to be placed on furlough status as a result of the operation of paragraph 3 of this Section will be entitled to the last four (4) days at his International Base free from all duty.

       7. A Crewmember who is away from his Base on the effective date stipulated in the reduction notice and who is to be furloughed shall be permitted to continue his trip until his return to his Base and shall be deemed to have been furloughed in accordance with the seniority provisions herein so long as his date of return to his Base is not more than five (5) days after the date stipulated in the reduction notice.

     8. A Crewmember shall continue to accrue seniority on the System Seniority List for a maximum of seven (7) years after the date of his most recent furlough. Furloughed Crewmembers' names will continue to be shown on the System Seniority Lists. When a furloughed Crewmember's name appears on a Seniority List, he shall be identified as being on furlough.

     9. A notification of reduction once issued may be canceled by a written notice prior to its effective date. Any subsequent reduction must be conducted as provided in paragraph 1 of this Section.

     10. In the event the Crewmember remains on active duty status beyond the effective date of the notification of reduction which results in his furlough, or the time period provided in paragraph 7 of this Section, whichever comes later, he and all affected Crewmembers more senior to him who are scheduled to be placed on furlough status will be entitled to a new effective date of furlough with not less than ten (10) days notice.

     11. The time of notification as outlined in subparagraph (f) of this Section will be reduced to seven (7) days when a furlough becomes necessary for reason resulting from a strike, work stoppage, national war emergency, revocation by government agency of the Company's operating certificate or certificates, or grounding of Company aircraft by government order.

     Section B.  Recall.
     -------------------

     All recalls of furloughed Crewmembers shall be accomplished through the following procedure:

       1. Crewmembers on furlough shall be recalled in the order of System Category Seniority. The recall shall be accomplished in such manner that Crewmembers who have been reduced and those being recalled from furlough are able to exercise System Seniority to the Type Category, Crew Class and Base to which their respective Seniority would entitle them, subject, however to the Flight Engineers' Prior Rights Clause. Vacancies as a result of such expansion shall be bid as provided in Article XII. It is understood that in the implementation of this procedure, the

Company may, when operations require, have a period of not to exceed seventy-five (75) days to qualify and assign the Crewmember to his awarded position if such Crewmember requires upgrading or transition training.

       2. A Crewmember's notice of recall from furlough shall be in writing, by certified or registered mail, return receipt, to the Crewmember's last address on file with the Company. The time of receipt by the sender's local post office will apply for the time limits specified in this paragraph. The Crewmember shall reply to the Company within ten (10) days of the recall notice in writing, by certified or registered mail, return receipt. If he accepts the recall, he shall present himself to the Company prepared to return to duty within twenty-one (21) days of the recall notice. However, it shall not be a violation of this Agreement to permit a junior Crewmember to return to active duty within such twenty-one (21) day period if he desires to do so and the Crewmembers more senior to him do not desire to do so, except as provided in paragraph 4 of this Section. Should a Crewmember be unable to report within the twenty-one (21) days specified above, after accepting recall, he shall be considered to have waived all his rights under this Agreement unless there is a reason beyond his control for his inability to report.

       3. A Crewmember shall not be required to accept a recall if a more junior Crewmember is still on furlough. A Crewmember must honor a recall if he is not on a leave of absence and there are no Crewmembers junior to him on furlough. A recall shall be for a minimum of sixty (60) days.

       4. Newly hired Crewmembers may not fly on the line until Crewmembers senior to them have exercised their seniority and are flying the line. However, the Company may train newly hired Crewmembers and Crewmembers recalled from furlough prior to the more senior Crewmembers exercising their seniority. This applies to ground training and check rides only and specifically does not permit the more junior Crewmember to be assigned to the line prior to the more senior Crewmember whose status as far as training is concerned, is current. It is understood that this paragraph does not prevent a junior Crewmember (exclusive of new hires) from flying the line while a more senior Crewmember is exercising the option Provided in paragraph 1 of this Section.

       5. It shall be the Crewmember's responsibility to keep the Company informed of his correct address.

       6. The Company shall be released from all obligation to recall a furloughed Crewmember after the Crewmember has been on furlough for seven (7) years. A Crewmember shall lose all rights and privileges under this or succeeding Agreements after having been on furlough for seven (7) years, or if he fails to respond to a notice of recall within ten (10) days, or if he fails to report within twenty-one (21) days unless there is a reason beyond his control for his inability to report.

     Section C. General.
     -------------------

       1. A Crewmember based outside the continental limits of the United States at the time of furlough shall not be considered to be furloughed until he and his family have been returned to the Crewmember's last domestic residence location. The Crewmember will be required to accept Company arranged air transportation to the United States after his four (4) day duty-free period as provided in Section A, paragraph 7. A Crewmember, however may elect to remain at his International Base while on furlough, in which case he will not receive compensation beyond the notice period provided in Section A. In the event such Crewmember and his family have been returned to the United States, but his furniture and household effects have not been returned to the Crewmember' last domestic residence location, such Crewmember shall continue to receive expenses for himself and such member of his immediate family involved in the move at the rate of Twenty-five dollars ($25.00) per day for the Crewmember and Twenty-five dollars ($25.00) per day for his spouse and Fifteen dollars ($15.00) per day for each family member thereafter to a maximum of One Hundred Ten dollars ($110.00) per day until such time as his furniture and household effects are returned.

       2. A reduced Crewmember shall be offered whatever training and certification is required to displace the junior Crewmember, subject to the provisions of Article XIII, Training and Upgrading.

       3. When a reduction occurs within a Base, any temporary bid holders or temporary assignees will be reduced before any permanent position holder.

     Section D.  CRAF Crewing.     The Company shall not furlough those crews
     -------------------------
required to enable the Company to crew all WOA aircraft committed to the CRAF program used to calculate the basic AMC contract awards plus expansion business to the four (4) crew level (or prevailing requirement level) plus drilling reservists. The Company will advise the Union of the number of such aircraft and it will update the Union whenever changes occur. Further, the Company will provide the Union semi-annually with a list of the CRAF crews and drilling reservists by name.

                                  ARTICLE XII

                             Filling of Vacancies
                             --------------------

       Section A.  A vacancy shall mean additional Positions in any Category and
       ----------
Crew Class, Type and Base as required by the Company.   Section B.  Any
                                                        ----------
vacancies in Category and Crew Class, Type and Base shall be filled in accordance with the following procedure:

     1. The Company shall determine the number of positions available, and shall, as a result, make additions to positions or increases of position in Category and Crew Class, Type and Base.

     2. The Company will post bulletins announcing such vacancies, stating the effective date the additional positions will exist, the Category and Crew Class, the Type and the Base and whether the Base is permanent or temporary and where the Crewmember will be domiciled in the case of a permanent or a temporary Base.

     3. A copy of such bulletin shall be posted at each Base and a copy mailed to all Crewmembers, except furloughed Crewmembers who are not being recalled in conjunction with the announcement. A copy will be mailed to a Crewmember's vacation or leave of absence address if the Crewmember has filed with the Company his vacation or leave address. If a Crewmember is away from his Base on trip at the time of posting of the bulletin the Company will, within seventy-two
(72) hours, inform him at the layover point of the posting of the bulletin unless prevented from doing so by communication problems. If such notification is delayed beyond the seventy-two (72) hours, the time period for bid by the Crewmember will be the later of the time set forth in paragraph 4 or five (5) days after the receipt of the notification.

     4. The bulletin shall stipulate a date and time, indicating a deadline for Crewmember bids for such positions, which time shall not be less than ten (10) days after the date such bulletin is posted at all Company Bases and copies have been mailed as provided in Paragraph 3. All such bulletins shall be numbered consecutively during a calendar year.

     5. All bids shall be made on forms provided and directed to the office of the Director of Operations in Herndon. Every bid submitted will become a "standing bid on file" and will be used for all subsequent bids until a new bid sheet is received. A new bid form may be submitted at any time after the final results are posted of a previously closed bid, thereby updating the "standing bid on file". A supply of these bid forms will be available at all Bases. For purposes of the time limit set forth in paragraph 4 in this section, a duplicate telex or a telegram before the bid closing will be sufficient, provided the bid form is also postmarked prior to the time of the bid closing or hand-delivered and receipts by a Company representative prior to the time of bid closing.

     6. A bulletin announcing the results of all bidding for, or assignment to, vacancies shall be posted at all Company Bases within ten (10) days after the specified deadline and shall refer to the bulletin number which announced such vacancy. Such bulletin shall state the effective date, the Base, Crew Class and Type, and the name and seniority number of the successful bidder or Crewmember assigned.

     7. Those Crewmembers holding Crew Class, Type and Base positions as of the effective date of this Agreement shall continue to hold such positions. Any changes in Crew Class, Type or Base made after the effective date of this Agreement shall be in accordance with the procedures set forth in this Agreement.

     8. (a) When mutually agreed to by the Company and the Union, a Master Bid may be utilized. A Master Bid is defined as a bid which includes projected vacancies for more than one Type of equipment, Base and/or which covers an extended period of time.

       (b) On a Master Bid, all Crewmembers will submit bids. The crewmember may list multiple choices on his bid such as DC-10 Captain, DC-8 Captain, DC-10 First Officer, etc. A Crewmember who is not displaced and who bids a position on a Master Bid that displaces a more junior Crewmember will be frozen in such position for a period of eighteen (18) months from the effective award date.
The freeze will be waived where a Crewmember may subsequently bid a new Base or
a Crew Class position or   Type that pays a higher hourly rate.  The Company may
not waive this freeze on a subsequent bid unless mutually agreed to with the Union. The Bid need not be his first choice for such consideration. The bid of a more senior displaced Crewmember will have precedence over a Crewmember's bid to retain his current position and Base. When awarding the bids, the Company will award the Crewmember's choice commensurate with his seniority. Should the Crewmember be unable to hold any of his choices, the Company will assign him a position commensurate with his seniority after all bids have been awarded.

       (c) Bids issued subsequent to the Master Bid, but prior to the completion of all Master Bid training, will be considered a part of the Master Bid. A Crewmember having completed initial training on equipment or having moved to a new Base as the result of a regular bid or Master Bid, will not be eligible to bid a subsequent bid until he has satisfied the requirements of Section E of this Article. A Crewmember who has commenced training as the result of a regular bid or Master Bid may not bid on a subsequent bid until he has satisfied the requirements of Section E of this Article. A Crewmember who has commenced or completed training as the result of regular bid or Master Bid will be permitted to exercise his seniority and displacement rights should his position become surplus.

     9.   The Company and the Union may agree to a Standing Bid procedure.

     Section C.  When the Company establishes a new Base, it will post the
     ----------
expected time of activation on the Crewmember bulletin boards at each Base. Such bulletin will state whether the

Base is permanent or temporary and if the positions at such Base are to be permanent or temporary and will be posted no less than thirty (30) days prior to the activation of such Base, A new Base includes the assignment of a different type of equipment to an existing Base, Such positions will be bulletined as provided in Section B.

     Section D.  Vacancies will be awarded in Category seniority order among
     ----------
those Crewmembers who are eligible to bid, The vacancies shall be filled by the Senior Crewmembers who bid such vacancies and qualify, to the extent necessary, pursuant to the requirements of Article XIII. If there are insufficient numbers of eligible bidders, the Company will assign, in reverse order of Category seniority, Crewmembers on the active payroll (including those Crewmembers, if any, notified of recall simultaneously with the bulletining of such vacancies).

     Section E.  1.  A Crewmember is not eligible to bid on any type of aircraft
     ----------
other than the type he is flying unless he has completed twelve (12) months of Active Service flying in his Crew Class on his Type at the time of the bidding. This provision shall not apply in the case of any Crewmember who has received notice of reduction in his Crew Class, in which case he may fully exercise his seniority rights. The Company, in bulletining any vacancy, may waive this provision provided the waiver is stated in the bulletin.

     2. Any Crewmember who (1) is successful bidder for any Base and is reimbursed for moving expenses under the provisions of Article VI, or is in his probationary period, will not be eligible to bid on a vacancy at another Base for an eighteen (18) month period. A Crewmember awarded a Base bid and who is not reimbursed by the Company for his moving expenses as provided by Article VI will not be frozen. The Company in bulletining any vacancy may waive this provision provided the waiver is stated in the bulletin. This provision shall not apply in the case of a Crewmember who subsequently receives notification of reduction or who is the successful bidder for upgrade in crew class at any Base.

     3.   The Company may, at its discretion, deny the award to a bid to:

     (a) Captains who will have attained the age of fifty-eight (58) at the anticipated time of completion of training as Captain on another Type.

     (b) First Officers who will have attained the age of fifty-eight (58) at the anticipated time of completion of training as First Officers on another Type.

     (c) First Officers who will have attained the age of fifty-eight (58) at the anticipated time of completion of training for a Captain vacancy.

     (d) Provided he bid for the vacancy and was denied such bid award due to age, a Captain or a First Officer held to a lower-paid Type will receive the pay for the higher-paid Type to which his seniority would have entitled him from the date a Crewmember junior to him, who was awarded such bid at the time the more senior Crewmember was denied, begins receiving the pay for the higher-paid Type or equipment. Such pay will include the guarantee, the hourly rate and other pay items reflective of the hourly rate.

     (e) First Officer who is denied a bid for a Captain vacancy, as provided in Paragraph (c) above, is not entitled to Captain's pay.

     (f) Should the Company award a Crewmember who will have attained the age of fifty-eight (58) at the anticipated time of completion of training his desired bid, the provisions of Article XIII shall apply. It is understood that the then current mandatory age (less 2 years) will be substituted for age 58 in (a), (b) and (c), above.

     4. Should the FARs be modified or reinterpreted permitting pilots to exercise their certificates as an airline transport pilot after age 60, the following procedures will apply:

     (a) Those pilots having left the seniority list will be considered as new hires should they return to the employ of the Company.

     (b) Those pilots having downgraded to Second Officer, taken a leave of absence or voluntary furlough, or on sick leave, but remaining on the seniority list, and who require only recurrent training will be provided such training and permitted to exercise their seniority as regards crew class, type, and base within 45 days of receipt of notification in writing by the Company of such rule change.

     (c) Those pilots requiring more than one recurrent training will be provided such training and permitted to exercise their seniority as regards crew class, type, and base within 100 days of such notification by the Company.

     Section F.
     ----------

     1. A Temporary Base is a Base established by the Company for a period of at least thirty (30) days and not more than ninety (90) days. If for good and sufficient reason, it is necessary that the Temporary Base exceed such ninety
(90) day limitation, with concurrence by the Union, the Company may establish the Base for an additional period not to exceed thirty (30) days. The Union will not unreasonably withhold such concurrence.

     2. Vacancies for such Temporary Base will be bulletined as provided by Section B. Bids will be awards in order of category seniority to Crewmembers on the active payroll (including those Crewmembers, if any, notified of recall simultaneously with the bulletining of such vacancies) while are qualified in Crew Class on the type of equipment to be flown at such Temporary Base. If there are insufficient bidders for any vacancies at a Temporary Base, the Company will assign, in reverse order of seniority, for the duration of such Temporary Base, Crewmembers on the active payroll (including those Crewmembers, if any, notified of recall simultaneously with the bulletining of such vacancies) who are qualified in Crew Class on the type of equipment to be flown at such Temporary Base. A Crewmember who requires only landings, proficiency check, or recurrent training, shall receive such qualification. A Crewmember once qualified on Type and in Crew Class shall be considered qualified for the purposes of this Agreement, if he has flown on such Type and Crew Class within the preceding twelve (12) months.

     Section G.  1.  A temporary position is a Position at any Base (permanent
     ----------
or temporary) that is expected to exceed thirty (30) days, but will not exceed ninety (90) days.

     2. The Temporary position shall be bid as Provided in Section B. The most senior qualified Crewmember on the active payroll at the Base where the vacancy exists who bids shall be awarded the temporary position or, if not filled in this manner, any qualified Crewmember in the service of the Company who bids shall be awarded the temporary position in seniority order. If there are no qualified bidders, the Crewmember on active payroll who possesses the necessary qualifications shall be assigned in reverse order of seniority. A Crewmember who requires only landings, proficiency check or recurrent training shall receive such qualification. A Crewmember once qualified on Type and in Crew Class shall be considered qualified for the purposes of this paragraph, if he has flown on such Type and Crew Class within the preceding twelve (12) months.

     3. A temporary position which continues for as much as sixty (60) days will at that time be reviewed and if it is then anticipated that such position will exceed an additional thirty (30) days, the position will be bulletined for bid as a permanent position.

     Section H.
     ----------

     1. A Crewmember awarded a bid or assigned to a Temporary Base or a temporary position may be required to complete such assignment, but he will not forfeit any bidding rights.

     2. A Crewmember awarded a temporary position or assigned to a temporary position at any Base will be entitled to the same rights as other Crewmembers in his assigned Crew Class and Type at the Base of his temporary position.

     3. A Crewmember awarded a position at a Temporary Base or a temporary position or assigned to a Temporary Base or assigned to a temporary position will revert to his former Base, Type and Crew Class upon completion of such assignment, unless such position has been deleted, in which case he may exercise his seniority.

     4. A Crewmember awarded or assigned a position at a Temporary Base and a Crewmember awarded or assigned temporary position at any Base (permanent or temporary) other than his home Base, will receive the hourly per diem as provided by Article IV, Section A, computed from the time he leaves his home Base for such assignment until his return to his home Base at the end of such assignment, although such Crewmember will receive no additional per diem payments applicable to flights away from such Base, except that the Company will pay the additional cost of lodging for the Crewmember when he is on layover away from such Base and the Company will provide ground transportation at such Base as provided in Article IV, Section C.


     5. A Crewmember filling a temporary position a any foreign Base shall not receive the cost of living allowance, if any, applicable at such foreign Base.

     6. In the event a Crewmember on assignment to Temporary Base or to a temporary position at a Base other than his home Base wishes to transport his immediate family to such Base, the Company shall cooperate in endeavoring to furnish gratuitous or reduced fare air transportation. All other costs of transportation, maintenance or other living expenses shall be borne by the Crewmember and the Company shall have no responsibility therefore.

     7. Prior to establishing a temporary Base, the Company shall consult with the Union on Temporary Base problems, including hotel arrangements.

     8. Upon returning from a temporary position the Crewmember shall receive one (1) day off free from a duties for each ten (10) days, or major fraction thereof he was away from his home Base with a maximum of seven (7) days off. Such days off may be a part of his 144 Consecutive Hours Off period or his earned twelve 24-hour periods off if these have not been already taken.

     9. The parties understand that Crewmembers who may be required to accept assignment to temporary positions desire to continue to fly from their permanent Base on a rotating crew basis. When establishing a Temporary Base, the Company will consider crewing it in the following manner:

     (a)  Crewing out of the permanent Bases;

     (b)  Rotating Crewmembers out of the permanent Bases;

     (c) Establishing a Temporary Base. Should the first two methods not appear feasible, the Company will meet with the Union as to the best method of crewing the Base. The Company will not be unreasonable in its application of this Section.

     10. When the required number of temporary positions in any one Type and Crew Class at a Base is reduced, Crewmembers in that Type and Crew Class who have been assigned to temporary positions at that Base will be offered return to their domicile in order of seniority, the most senior assigned Crewmember per Crew Class to be first offered; next those Crewmembers in that Type and Crew Class who bid temporary positions at that Base will be offered, in seniority order, any remaining returns to their domicile. If after each Crewmember filling a temporary position at a Base has been offered a return to domicile and reductions in temporary positions are still necessary, the Company shall fill the remaining reductions in inverse seniority order beginning with assigned Crewmembers. Should scheduling or utilization factors so dictate, the Company shall have three days

(72 hours) from the departure for domicile from the Base of temporary position of a junior Crewmember, within which to position a more senior Crewmember to the Base of temporary position in preparation for return to domicile.

                                 ARTICLE XIII

                            Training and Upgrading
                            ----------------------
       Section A.  General.
       --------------------

     1. A Crewmember shall receive at least forty-eight (48) hours' advance notice of all ground and simulator training except that this time may be shortened if the Crewmember consents.

     2. A Crewmember, except a new hire during initial training, who is assigned to a ground school training program involving five (5) or more days of training shall be given one (1) period of forty-eight (48) consecutive hours free from all duty with the Company at his Base or at the base at which he is undergoing training during any seven (7) consecutive days assigned to such training. Simulator and flight training will not be scheduled for more than six
(6) periods in seven (7) days. After completion of the fourth simulator period the Crewmember may elect to take forty-eight (48) consecutive hours free of duty after his fifth period. Upon completion of the simulator training program and prior to commencing his line check, in lieu of a scheduled duty free forty-eight
(48) hour period, the Crewmember shall be given two (2) calendar days free from all duty with the Company at his Base prior to resuming any flying duties or any additional training duties. When aircraft training and/or check is required, after simulator training and Prior to the line check, it may be scheduled prior to or after the two (2) calendar days free of all duty. Such Crewmember shall be given the opportunity to use all pass and discount privileges to his Base, to be used at his option, during any such duty free period.

     3. Simulator training or check periods shall not be scheduled to exceed four (4) hours per day with a maximum of two (2) hours at the Crewmember's respective position. On flight training or check period the Pilot will not spend more than three (3) hours at his respective Position except on FAA check flights and the Flight Engineer shall not spend more than two (2) hours at his respective position except on FAA check flights.

     4. A Crewmember will not be scheduled for more than eight (8) classroom hours per day on a five (5) day week basis during the ground school portion of his type upgrading or recurrent training.

     5. Duty periods for a Crewmember assigned to a ground school training program shall not be scheduled for more than eight (8) hours on duty, such duty period shall commence at the required reporting time, or the actual reporting time, whichever is later, and run continuously except for a one (1) hour lunch break. When ground training is other than regular ground school training and is conducted at other than a Company training facility, the Crewmember shall not be scheduled for more than twelve (12) hours on duty with such training conducted only during the first ten (10) hours of the duty period.

     6. Training for any additional qualifications required by the Company or the FAA by the Crewmembers covered by this Agreement shall be made available by the Company at Company expense, except as provided in Article XII, Section E.4.

     7. When a Crewmember is assigned to upgrading or type qualification training, such training shall proceed to completion within one hundred (100) calendar days from the date ground school is scheduled to begin as specified in the bid notice, or the date ground school actually begins, whichever is later. It is understood that in the event requirements change, the Company may discontinue upgrading training at any point in their program. It is further understood that line checks are excluded from the one hundred (100) days specified above. It is further understood that a Crewmember's training may not be interrupted by regular flying duties or other assignments unless the flight cannot be otherwise protected. In the event any training is missed, it shall be made up prior to the continuation of training.

     8. No Crewmember shall be graded on any training, maneuvers or procedures except as required by the FAA and the Company's FAA-approved training manual.

     9. Each Crewmember may review his performance and grading sheet at the conclusion of each training or check period. A copy of his training record will be furnished him at the conclusion of each training course or check period.

     Section B.  Qualifications.
     ----------  ---------------

     1. Crewmembers must meet all FAA qualifications and license requirements applicable to his Crew Class and Type.

     2. Category seniority will govern the filling of all Crew Class and Type vacancies on all equipment operated by the Company

     3. Minimum experience requirements for hiring and bidding are as set forth below:

     (a) HIRING REQUIREMENTS: First or Second Officers: Commercial License, Instrument and Multiengine Ratings; Flight Engineer License; First-class Medical
(FAA); satisfactory completion of Stanine Rating Exam; 3,000 hours pilot experience. (Company may reduce experience requirements as conditions warrant.)

     (b)  CAPTAIN UPGRADING REQUIREMENTS:      (1)  Airline Transport Rating
(written portion);         (2)  5,000 hours flight experience, or thirty (30)
months   active flying as a First Officer on World Airways   equipment.

            (3) 1,000 hours flight experience, or twelve (12) months active flying as a Captain on World Airways equipment, or 1,000 hours or twelve
     (12) months active flying as First Officer on the equipment he is bidding.

            (4) A month of active flying is any calendar month in which the Crewmember is available for active flying fifteen (15) days or more.

            (5) In the event there is not a sufficient number of bidders to fill the bulletined vacancies, Crewmembers meeting the qualifications for bidding will be assigned in reverse order of seniority. If there are insufficient Crewmembers who meet the requirements, the Company will meet with the Professional Standards Committee and agree upon an ad hoc method of filling vacancies.

          (6) The Company may reduce the upgrading requirements equally applicable to all Crewmembers in any bulletin of vacancy.

       (7) Second Officer flight experience will be credited at the rate of one-half (1/2) hour for each one (l) hour, not to exceed fifty percent (50%) of the First Officer experience requirements set forth in paragraphs (2) and (3) above.

     4. When a successful bidder fails to qualify a specified in this Article, he shall forthwith be returned to his former Base, Category, Crew Class and Type notwithstanding the provisions of Article X, Seniority, and Article XII, Filling of Vacancies, and he will be given training as necessary to requalify. When a Crewmember cannot be returned to his former Crew Class and Type because such Type has been phased out, or his former Base because it has been closed or curtailed, he shall be given the training outlined in this Article to qualify him for a Crew Class in his Category.

     Section C.  Training.
     ---------------------

     1.   Initial Training.   Newly hired Crewmembers meeting the minimum
          ----------------
qualifications for employment will present their flight records for review and will be assigned training in accordance with the World Airways, Inc. approved Training Manual. Training will consist of ground school, simulator and flight training and will be completed in that order. Students will be assigned ground school courses in accordance with their experience and hours will be varied in view of their recent aircraft experience. Ground school training will be provided commensurate with their experience and within the general framework of the approved training program. The daily schedules may be altered as required within the approved program. Students will complete ground school successfully before proceeding onto the simulator phase and the simulator phase must be completed successfully before beginning the flight phase. Students failing to complete any phase or part of a given phase of training will have their records reviewed and will be given additional training or will be dropped from the course, depending on the progress of the individual and the recommendations of the instructors.

     2.   Recurrent Training.
          -------------------

            (a) Recurrent ground school will be successfully completed prior to administering cockpit procedures trainer/cockpit systems simulator or simulator training and/or proficiency check. The aircraft landing portion of the proficiency check may be administered prior to the simulator check at the Crewmember's option. Crewmembers shall receive their proficiency checks no earlier than one (1) month prior to or no later than one (1) month after their anniversary month. Captains and Flight Engineers shall complete a line check once each twelve (12) calendar months. This check may be given during the period one (1) month before to one (1) month following the anniversary month. A Crewmember will be specifically advised as to the reason whenever a check is scheduled during other than the above stated periods. If the proficiency check is scheduled for one (1) two (2) hour period and progress is unsatisfactory, this period will be considered a training period and a two-hour check period will be scheduled subsequently.

            (b) A Crewmember (except probationary employees) failing to complete any portion of his recurrent ground school, simulator or flight training or proficiency checks, will have his failure reviewed to determine what, if any, additional training is appropriate. A union representative, a Company representative and the Crewmember shall review the failure jointly (in person or by teleconferencing) and may recommend additional training appropriate to the individual. It is assumed that in most situations, some additional training will be provided in order for a Professional Standards representative to observe such training.

            (c) Any subsequent simulator or flight training period may be considered the recheck at the discretion of the check Crewmember. If the Crewmember fails his recheck, the Company shall consult with him and a representative or representatives of the Professional Standards Committee before determining the disposition of his case. The Company will provide the Crewmember with a copy of his proficiency reports.

          3.   Upgrade Training.  All vacancies for upgrading will be bid in
               -----------------
     accordance with the provisions of Article XII, Filling of Vacancies.

            (a)  First Officer to Captain.  A First Officer who is upgrading
                 -------------------------
     will be given the training as prescribed in the FAA approved Company Training Manual for the type of aircraft on which he is qualifying. The training shall consist of the (a) appropriate ground school, (b) simulator and (c) flight training on the aircraft. The daily schedule of the prescribed ground school may be altered as required, depending on availability of instructors, appropriate classrooms, etc., as long as the student receives the complete outline of training prescribed. He shall be required to satisfactorily complete each phase of the training prior to beginning the second or third phase as appropriate. The student's progress will be reviewed constantly to determine his progress through each phase of the course and the student will be made aware of any lack of progress. A student failing to progress satisfactorily or failing in any phase will have his case treated as provided in Paragraph (f), Rechecks of this subsection. Failing to qualify after a recheck, he shall be treated as provided in Section B. 4, of this Article. The Company will determine the disposition of a First Officer who has failed two upgrading attempts.

            (b)  Second Officer to First Officer. Ground school, oral
                 --------------------------------
     examinations, simulator and flight training will meet no less than the minimum requirements of the FAA. A Second Officer failing upgrading training shall be treated as provided in paragraph (f), Rechecks of this Subsection. Failing to qualify after a recheck, he shall be treated as provided in Section B.4 of this Article. The Company will determine the disposition of a Second Officer who has failed two upgrading attempts under this paragraph.

            (c)  Captain or First Officer to Second Officer at Mandatory
                 -------------------------------------------------------
     Retirement Age.  Ground school, oral examinations, simulator and flight
     ---------------
     training will meet no less than the minimum requirements of the FAA. A Pilot on first attaining mandatory retirement age and failing qualification for Second Officer shall be treated as in Paragraph (f), Rechecks of this Subsection. Failing to qualify after recheck, he shall be treated as determined by the Company.

            (d)  Other Transitioning.  Such training  shall meet no less than
                 --------------------
     the minimum standards of the FAA. Should a Crewmember fail such training, he shall be treated as provided in Paragraph (f), Rechecks, of this Subsection. Failing to qualify after a recheck, he shall be treated as provided in Section B.4. of this Article. The Company shall determine the disposition of a Crewmember failing the second attempt at such transition.

            (e)  Type Rating.  The Company may, with the concurrence of the
                 ------------
     Union, make available a type rating in connection with a First Officer transitioning or upgrading program. The Crewmember may, at his option request to train for such type rating. The Crewmember will be briefed as
     to his progress after the fourth simulator period by the instructor   The
     Crewmember may withdraw from the program at any time prior to the FAA Type Rating check ride. Should he fail that check ride, he will be considered to have failed an upgrade. If the Type Rating is successfully completed, the Crewmember may not fly as a Captain unless he holds a permanent bid as such. should he be awarded or assigned a temporary Captain's position, all Crewmembers senior to him will be offered a Type Rating. The Company is not required to award or assign a Crewmember to a temporary Captain's position if he is type rated pursuant to this section. On a one for one basis senior Crewmembers accepting such training will be paid Captain's pay. Those so paid will receive type training within six (6) months of the junior Crewmember being upgraded to Captain. All other Crewmembers senior to the junior Crewmember accepting training will be given Type Training within twelve (12) months of the junior Crewmembers being upgraded.

            (f)  Rechecks.  Whenever a Crewmember fails a simulator or aircraft
                 ---------
     check ride, oral or written examination, he shall be given additional training. Prior to such training, the Company shall consult with the Crewmember and a representative of the Professional Standards Committee from the same Category (Captain or Flight Engineer) as to the nature and amount of training desirable. Any subsequent simulator or flight training period may be considered the recheck at the discretion of the check Crewmember.

              g) Prior Failures.  When a Crewmember  successfully completes an
                 ---------------
     upgrading program to a higher Crew Class, prior failures shall no longer be counted against him in subsequent upgrading training. Once a Crewmember successfully completes transition training from one Type to another Type in the same Crew Class, prior failures shall no longer be counted against him when transitioning to another Type in the same Crew Class.

            (h)  Grievance Rights.  Nothing in this Article shall deny the
                 -----------------
     Crewmember his rights of grievance as set forth in Article XXII, "Grievances."

            (i)  Professional Standards Committee Observer.  A Professional
                 ------------------------------------------
     Standards Committee member may ride as an observer on any simulator or aircraft training flight at no expense to the Company.

            (j)  Manuals and Facilities.  The Company shall provide the
                 -----------------------
     necessary manuals, school and training facilities to meet the requirements of this Article.

            (k)  Equal Training.  All Crewmembers will receive equal and like
                 ---------------
     training regarding oral or written examinations except during initial training for new hires or during type qualification as may be required by the FAA.

            (l)  Crewmember Hold.  A Crewmember assigned    pursuant to Section
                 ----------------
     B.4. of this Article, after failing to complete training, shall be ineligible to bid on any vacancy requiring training until such Crewmember shall have completed an additional 600 hours or six (6) months of active flying, whichever first occurs, on the Type to which he is assigned unless released by the Company from this restriction at an earlier time.

     Section D.  Probationary Crewmembers.  Training and upgrading of
     -------------------------------------
probationary Crewmembers will be handled at the Company's discretion.

     Section E.  Prior Qualification.  Whenever a Crewmember through any of the
     --------------------------------
procedures described in Article XII, changes Type, and he has previously qualified with World Airways in the Type of equipment and Crew Class to which he is changing, he will be afforded the opportunity to attend recurrent ground school plus four (4) hours of flight simulator training at his respective position prior to being assigned to flight status in that Type if a period in excess of ninety (90) days has passed since he last flew in that Crew Class and Type.

                                  ARTICLE XIV
                                  -----------

                                  Scheduling
                                  ----------
Section A.  General.
----------  --------

     1. The Union shall appoint a Scheduling Committee composed of Crewmembers at each Company Base. The Company shall consult with the Committee and consider all recommendations concerning any scheduling problems.

     2. The Scheduling Department shall keep a scheduling manual and furnish a copy to the Union. Such manual shall contain all letter of agreement pertaining to scheduling and such other material as may be agreed to by the parties.

     3. Crewmembers will bid a Line of Flying or Open Flying containing a 144 Consecutive Hour Off Period. Nothing herein shall prevent the Company and the Executive Council from agreeing to test alternative scheduling systems or methods. Once tested such system or method must be agreed to by the parties and approved by the affected Crewmembers before implementation and inclusion in the scheduling manual.

            (a) A Line of Flying means a certain and fixed pattern of trips which can be conveniently patterned together.

            (b) Open Flying means any flights that do not fit into a pattern for a Line of Flying, flights that are uncertain of nature or flights that become known late in the planning are covered by Open Flying.

            (c) Lines of Flying will be constructed by Base and Type. Subject to the requirement of maintaining economy of operations, such lines will contain pay hours and days off as equal as is practicable.

            (d) Subject to the requirement of maintaining economy of operations, each Line may have varied destinations without concentration on any particular destination(s).

            (e) If Crewmembers at a Base desire to commute, commuting bid lines will be constructed where feasible.

     4. A Crew Alignment List shall be maintained with Crewmembers listed in seniority order by Type, Crew Class, and Base. The Crewmember must be Crew Class and Type qualified to fill the position at the Base for which he is bidding.

     5. Awards will be based on seniority (Crew Class, Type, and Base) and eligibility as set forth in the FAR's and the applicable provisions of this Agreement.

     6. Scheduling calculations shall be based on Zulu time. of Article XV, Hours of Service.

     7.  Scheduling in this Article shall meet the requirements

     8. Bids will be submitted as follows: Lines of Flying on forms provided by the Company. 144 Hour Off Bids on forms provided by the Company.

     9. Crewmember bids will be considered in seniority order by Base, Type, and Crew Class in the following order:

              (a)  Line of Flying Bid;
              (b)  144 Consecutive Hours Off Bid (Open Flying);
              (c)  No preference or no bid submitted (Open Flying).

     10. A Crewmember may bid a Line of Flying during a month in which he also takes a vacation, provided the Line incorporates the pro-rata days off as set forth in Article XV, Section E. A Crewmember bidding a Line of Flying during a month in which he also takes a leave of absence will not be paid for pro rata days at home not received as a result thereof, since bidding the line constitutes consent. Bid Lines will not be awarded to Crewmembers on vacation where the resulting pay hours would exceed guarantee and the average bid line pay hours is less than guarantee, unless the Union consents.

     11. If a Crewmember loses time from his Line of Flying due to non-scheduled changes such as sickness, cancellations due to weather, or mechanical or similar problems or delays not controllable by the Company, irregular operations, flight time limitations, or personal emergencies, the Crewmember will be returned to his original schedule as soon as possible. When flight time is lost due to any of the above, the Crewmember may be assigned to make up lost time by assigning the Crewmember o an Open Flight(s), if such flight(s) is available. Such flight(s) will be assigned in the following order:
         (a) A Crewmember who needs time to make up his guarantee, including any line of flying that is below guarantee;

         (b)  A Crewmember who has lost time due to non-scheduled changes;

         (c) Other available no preference bidders;

         (d) Line of Flying holders desiring extra flying. Crewmembers will not be required to make up lost bid line time during their bid line scheduled 144 Consecutive Hour Off.

     12. Management Crewmembers may perform the same flying as other Crewmembers covered by this Agreement, subject to Article XXX. When a Line of Flying pattern holder loses time due to management flying, he shall suffer no loss in total monthly compensation.

     13. A Union representative may be present when Lines of Flying and the 144 Consecutive Hour off awards are made.

     14. Crewmembers may be scheduled for recurrent ground and simulator training in one month or two consecutive months. The Director of Cockpit Crew Training will advise each Crewmember of his projected recurrent ground school and simulator training schedule with the posting of the bid package for that month. If the Crewmember desires that his training be re-scheduled in a different manner, he may contact the Director to request change in the projected schedule. The Crewmember must then bid to accommodate the agreed training dates. Bidding a line indicates consent and should the Crewmember not receive twelve (12) twenty-four (24) hour periods off at Base during a training month, he will not be paid for such days not at Base.

     15. A Crewmember awarded a Line of Flying will remain with such pattern for the bid period. The Company may release a Crewmember from his bid at the Crewmember's request.

     16. Trip trading is permitted in accordance with guidelines set forth in the Scheduling Manual.

Section B.  Lines of Flying.
----------------------------

     1. Lines of Flying shall be posted at the appropriate Base and mailed as soon as feasible but no later than the 12th of each month based upon the line flying known at that time for the following month. Such Lines of Flying shall be planned as nearly equal in pay hours as is economically feasible based upon the available flight hours for that bid period.

     2. Lines of flying bid periods will close by midnight local time Herndon on the 23rd of each month and be posted immediately thereafter unless mutually agreed otherwise.

     3. A Crewmember who does not bid shall be considered as a "no preference" bidder and will be assigned as necessary, to support the overall Company requirement. (See Section C. Open Flying.)

     4. Lines of Flying shall be one (1) month in length. If mutually agreed between the Company and the Union, two (2) month Lines of Flying may be established. The lines will revert to one (1) month upon the request of either party.

     5. Each Line of Flying shall contain a 144 Consecutive Hour Off period unless otherwise agreed to by the Union. Should the 144 Consecutive Hour Off period be encroached upon due to maintenance delays, weather, etc. (as contrasted to scheduling actions) sanctions that pertain elsewhere to the 144 Consecutive Hour Off period will not apply.

     6. Crewmembers may bid both Lines of Flying and Open Flying (144 Consecutive Hours Off). Should a Crewmember bidding both be awarded a Line of Flying, the Open Flying bid will be automatically withdrawn. If the Crewmember is not awarded a Line of Flying, he will be awarded a Consecutive Day Off bid (if he bids) and is awarded Open Flying.

     7. Any Lines of Flying not filled by bidders will be dropped to Open Flying and may be assigned as per Section C, Paragraph 10. Crewmembers not awarded Lines of Flying will be assigned to Open Flying. Where a type of bid line is not commonly bid, and the Union requests, the Company will revise the bid lines for the following month to encourage bidders to the extent that it is economically feasible.

     8. The Company may utilize up to 10% of the bid lines for checking/training provided such lines are so blocked on the bid sheet. If a concentrated program dictates additional requirements, the additional requirements will be coordinated with the Union. Nothing herein shall preclude or limit the Company from having a Check Airman, who holds a Line of Flying, conduct checking/training on his bid line. First Officers will be allowed to bid such training lines.

     9.   When mutually agreed the bid lines may omit the last day of the month.

     10. A Crewmember awarded a bid line may be utilized on his days off as set forth in Section A, Paragraph 11 of this Article if his bid line loses time or contains less than sixty-five (65) pay hours.

     11. Lines of Flying will be constructed to meet the needs of the service. This may be mutually modified by the Company and the Union to accommodate periodic changes in flying requirements. Long range crew manning requirements will normally be based on a 75 pay hour target for planning purposes.

     12. All lines will contain a minimum of twelve (12) twenty-four (24) hour periods off, (block to block).

     13. A Crewmember need not be available until his scheduled show time, but will advise Crew Scheduling where he may be contacted during the twelve (12) hours prior to scheduled departure if he is not at his listed contact number. A Commuting Crewmember will advise Crew Scheduling where he may be reached during the eight (8) hours prior to his scheduled flight departure, if he is not at his listed contact number at his Base.

     14. The Company will consult with the Scheduling Committee when constructing Lines of Flying.

     15. Where military leave or drill duty conflict with the Line of Flying that a Crewmember can hold, he will be assigned a 144 Consecutive Hour Off period that will coincide with his military leave or drill duties. It is understood that the Crewmember will, where possible, arrange his military duties so as not to conflict with his Seniority bidding rights.

     16. A Crewmember assigned a special project by the Company, or one member of each Crew Class on the Negotiating Committee, may bid and be awarded a Line of Flying if his seniority permits. If the line holder is required to drop trips as a result of these duties (meetings with the Company, in the case of Negotiation Committee members), he may be assigned makeup trips on other than his 144 consecutive hours off. He will be paid for the awarded bid line or the bid line portion flown plus the make-up time, whichever is higher.

Section C.  Open Flying.  Open Flying is that flying described in Section A.3 of
------------------------
this Article. A Crewmember who does not bid or is not awarded a Line may bid a 144 Consecutive Hour Off period should he desire. Should a Crewmember bid a 144 Consecutive Hour Off period in addition to a Line of Flying, he will be awarded a Line of Flying if his seniority permits and, if not, a 144 Consecutive Hour Off period. Lines of Flying will be awarded by Base and the 144 consecutive hours off awarded system-wide. Should a Crewmember not bid at all, he will be assigned a 144 Consecutive Hour Off period as set forth below.

     1. Bids will close the 23rd of each month and be awarded within three (3) working days thereafter.

     2. Crewmembers not submitting a 144 Consecutive Hour Off bid will be assigned a specific 144 Consecutive Hour Off period, after the bidders have been accommodated, in accordance with the gaps remaining in the month and the Company's crew requirements for that month without regard to seniority.

     3. Bid awards and assignments shall be posted on the Base bulletin board and telexed to the line once completed no less than four (4) days prior to the beginning of each month.

     4. The Company shall return a bidder to his Base prior to the first day of his 144 Consecutive Hour Off period.

     5. In returning a non-bidder, the Company will be allowed a five (5) day latitude either side of the assigned period, e.g., assigned period 17th through 22nd, the Crewmember's 144 Consecutive Hour Off period may commence any time from block-in on the 13th to block-in on the 22nd. If a non-bidding Crewmember is returned prior to such period, his 144 Consecutive Hour Off period will not commence until within the specified period. If he returns after the 22nd, in the above example, this clause is violated.

     6. A bidding Crewmember's 144 Consecutive Hour Off Period will commence at 0800 ZULU time on the awarded day and run for 144 consecutive hours thereafter. Should a Base be established outside of the continental limits of the United States, the commencement time will be established to not conflict with local arrival and departure times.

     7. A 144 Consecutive Hour Off period contained in a Line of Flying will not be subject to the provisions set forth in this section.

     8. Open Flying will be flown on a System-wide basis. The 144 Consecutive Hour Off period that may be bid in conjunction with Open Flying will be awarded System-wide as well.

     9. Open Flyers, when flying at their awarded Base, will be assigned flights that lend to a minimum of commuting whenever practicable.

     10. After the 144 Consecutive Hours Off bids are awarded, Scheduling may alert a Crewmember on Open Flying that his assigned trips coincide with those of a Line of Flying dropped to Open Flying.

Section D.  Scheduling Changes.
-------------------------------

     The Scheduling Department may make changes in any patterns of flying awarded Crewmembers when economic and utilization factors so dictate. This should be done, however, only when there is an overriding reason for doing so. When this occurs, Crew Scheduling will immediately notify the Crewmember(s) affected and state the cause therefore. When major changes occur that necessitate cancellation of a Crewmember's flight(s) or bid pattern(s), Crew Scheduling shall change only those bid patterns affected. Additionally, Crew Scheduling shall attempt to reschedule the flying in a Crewmember's bid pattern with a flight or series of flights that would produce a similar amount of flight time and time at Home Base.

Section E.  Scheduling Practices.
---------------------------------

     The Company will schedule its flights in accordance with its past experience over the routes. Historical records are available for inspection by the Executive Council or its duly authorized representative. In planning schedules to comply with Duty Time Limitations the Company will be bound by the following minimum ground times:

              (a)   Showtime - As scheduled, but not less than one (1) hour

         prior to scheduled departure.

              (b) Enroute Stops - As scheduled, but not less than one (1) hour.

              (c) Customs Clearance - As scheduled, but not less than Two (2) hours (Passenger flights one and One-Half (1 1/2) hours (cargo) and one
         (1) hour ferry flights.

Section F.  Additional Flying on Bidlines of 65 or More Hours.  A crewmember
-------------------------------------------------------------
awarded a bidline which results in pay of 65 or more hours, and who loses time from that line due to cancellation(s) or delay(s) for any reason, may decline any additional flight assignment once he has accumulated 65 or more hours of pay without being subject to disciplinary action. Except, that the crewmember may be required to accept the return portion of a scheduled trip provided that the return trip is scheduled within a reasonable amount of time.

Section G.  Purpose of Scheduling Effort.  The parties agree to cooperate in
----------------------------------------
scheduling activities in an effort to:

  1)  Improve scheduling efficiency;
  2)  Improve crewmember quality of life; and
  3)  To improve crewmember and Scheduling personnel morale.

  To this end, meetings will be held periodically between the parties and it is agreed that continuing effort will be made to resolve scheduling issues. The intent of the meetings is to further investigate cooperative efforts deemed to be of benefit to the parties.




                                  ARTICLE XV

                               Hours of Service
                               ----------------

       Section A.  Duty Time Limitations.
       ----------------------------------

     1.  Flight and Duty Time Limits.
         ---------------------------
Non-Extended Range Aircraft.
---------------------------

     Up to 12 flt hrs with 1 Capt, 1 F/O and 1 F/E; limit to 16 hours duty time.

     12+ flt hrs on a ferry flight with 1 Capt, 1 F/O and 1 F/E; limit to 16 hours duty time.

Extended Range Aircraft:
-----------------------

     Up to 8 flt hrs with 1 Capt and F/O; limit to 16 hours duty time with unlimited legs.

     Up to 12 flt hrs with 1 Capt and 2 F/O's; limit to 16 hours duty time with unlimited legs.

     Over 12 flt hrs with 1 Capt and 3 F/O's; limit to 16 hours duty time with unlimited legs.

     Over 12 flt hrs with 2 Capt's and 2 F/O's; limit to 18 hours duty time with max 4 legs.

     Over 12 flt hrs with 2 Capt's and 2 F/O's; limit to 20 hours duty time with max 3 legs.

     The Company shall be reasonable in scheduling each duty time and base such schedule on past practice, historical data and operating experience.

     The Company and the Union agree that the extended range aircraft duty time limits apply to aircraft with crew rest modules substantially similar to the current MD11 passenger aircraft. The Company and the Union must mutually agree on the crew rest module for other aircraft using the substantially similar test in order for the rules to apply to them.

     2. Commercialing and dead-heading on passenger flights shall not be scheduled for over 18 hours without the consent of the Union. When the Union agrees to waive such commercialing and dead-heading limits, the Crewmember(s) will receive a minimum of 18 hours of crew rest upon arrival at the destination.

     Section B.  Duty Time Determinations.  Duty time is determined as follows:
     ----------  -------------------------

     1. Duty time shall commence when a Crewmember is required to report for duty at an airport or actually reports at the airport, whichever is later, except as provided in Paragraph 2.

     2. At a Crewmember's home Base duty time shall commence at the required sign in time at the base Dispatch Office or the time that the Crewmember actually signs in if it is later.

     3. Duty time shall end thirty (30) minutes after the flight arrives at the blocks at the point where the flight terminates, except as provided in paragraph 5.

     4. When a Crewmember deadheads, duty time shall commence one (1) hour prior to scheduled departure time for domestic and two (2) hours prior for international trips or connections.

     5. At an enroute stop, duty time shall start and end at the hotel if the hotel is more than forty (40) statute driving miles from an airport of arrival or departure.

     6. (a) A Crewmember's duty time will be broken at any time the Crewmember is released from duty for a rest period.

       (b) For international flying the minimum enroute rest period will be fourteen (14) hours block to block with ten (10) hours uninterrupted rest at place of lodging, with the exception that the rest period will be twelve (12) hours block to block with eight (8) hours uninterrupted rest at place of lodging if the next flight is all deadhead or if the Crewmember is flying on a cargo operation or a ferry flight.

       (c) For domestic flying the rest period will be as specified in F.A.R. 121 with a minimum of six (6) hours uninterrupted rest at the place of lodging except that the Crewmember will have a minimum rest period of twelve (12) hours block to block with eight (8) hours uninterrupted rest at the place of lodging if the Crewmember's duty time immediately preceding such rest is scheduled for twelve (12) hours or more.

       (d) On domestic flying any leg of a flight or series of legs of a flight, that continues as international flying, the rest period before commencing the international leg shall be as specified for international flying.

       (e) A Crewmember may be alerted no sooner than one (1) hour prior to Company pick-up time.
     7. During duty time a Crewmember is under the control and direction of the Company.

     8. At his option, and with approval of Crew Scheduling, a Crewmember when released from flight duty may waive his maximum allowable duty time limit, if his next assignment is to deadhead to his home Base, as a "tail end" deadhead flight. The Crewmember does not waive over duty compensation as provided for in this Agreement.

     Section C.  Excess Duty Time.
     -----------------------------

     Overduty for non-extended range aircraft to start at 16 hours. Overduty for extended range aircraft to start at 16 hours with the exception of flights over 12 hours with 2 Capt's and 2 F/O's scheduled for 20 duty hours and maximum 3 legs which commences at 17 hours.

     Section D.  Flight and Duty Time Limitations  Domestic and international
     --------------------------------------------
flights and duty time limitations, except as otherwise specified in this Agreement, will be in accordance with the F.A.R.'s.

     Section E.  Time at Home Free From Duty.
     ----------------------------------------

     1. (a) No Crewmember will be required to keep the Company advised of his whereabouts on his one hundred forty-four (144) consecutive hours off. An open flyer, during all other days off, shall notify Scheduling when he will be absent
from his residence for more than an eight (8) hour period   A Crewmember will be
available at his listed phone number twelve (12) hours prior to his scheduled departure time or will advise Crew Scheduling where he may be reached. When a Crewmember returns to his Base from a flight or a series of flights or from training, he may be advised by Crew Scheduling of his next projected flight and the date of such flight.

     (b) Minimum crew rest upon termination of a trip or training at home Base will be twenty-four (24) hours block to block unless the Crewmember consents to a lesser time. This may be modified by Paragraph (c) below. bidding a line constitutes consent.

     (c) A Crewmember may be scheduled through his Base on a Line of Flying. A Crewmember on Open Flying will be given a minimum of twenty-four (24) hours off Block to Block at his home Base upon termination of trip or training unless he consents otherwise. Prescheduled transits for less than four (4) hours are an exception to this rule. In the case of a Commuting Crewmember, he may be scheduled through his Base without the above restrictions. Nonscheduled transits of the Base shall not exceed four (4) hours Block to Block.

     2.   (a)  Crewmembers shall receive not less than twelve (12) twenty-four
(24) hour periods at their home Base free from all duty with the Company during each month. One period shall consist of 144 Consecutive Hours Off (block to block). A twenty-four (24) hour Block to Block period is deemed one (1) duty free period.

     (b) In no case shall such periods be awarded or assigned retroactively. A Crewmember cannot be assigned any duties during his one hundred forty-four (144) hours off except if contact is established during this period the Crewmember will accept an alert for a revised duty schedule subsequent to the one hundred forty-four (144) hour period. If required, the Company may utilize the Crewmember during the balance of his twelve (12) guaranteed days off a month.
In the event the Crewmember is utilized during this period, he shall be paid one-eighteenth (1/18th) of his guarantee for that month for each day not received. In addition, the Crewmember will be entitled at his option to an additional day added to his next vacation for each such twenty-four (24) hour duty free period he did not receive. Any such days added to the vacation will not be compensated for by the Company.

     (c) The twelve (12) days off per month will be reduced pro rata by any leave of absence days, vacation days, sick leave days, days of emergency leave or days of jury duty. If these pro rata days total four (4) or more in any month the Company will be relieved from the obligation of providing the scheduled one hundred forty-four (144) hour period.

     (d) When a Crewmember is assigned to training for more than eighteen (18) calendar days in a calendar month, the provisions of Article XV, Section E, Hours of Service, shall not apply. When a crewmember is assigned to training for five (5) or more but less than eighteen (18) calendar days in a calendar month, the guaranteed days off provided in Article XV will be prorated.

                              DAYS OFF FORMULA
               30-Day Month
          (To include Jan. Feb. and March except during leap year)
Days               Pro                  Days             Pro
Worked             Rata                Worked            Rata
--------  ----------------------  ----------------  --------------

  1                            0                16               6
  2                            1                17               7
  3                            1                18               7
  4                            2                19               8
  5                            2                20               8
  6                            2                21               8
  7                            3                22               9
  8                            3                23               9
  9                            4                24              10
  10                           4                25              10
  11                           4                26              10
  12                           5                27              11
  13                           5                28              11
  14                           6                29              12
  15                           6                30              12
          DAYS OFF FORMULA
          31-Day Month
          (To include February during leap year)

Days      Pro                     Days              Pro
Worked    Rata                    Worked            Rata
--------  ----------------------  ----------------  --------------
  1                            0                16               6
  2                            1                17               7
  3                            1                18               7
  4                            2                19               8
  5                            2                20               8
  6                            2                21               8
  7                            3                22               9
  8                            3                23               9
  9                            3                24              10
  10                           4                25              10
  11                           4                26              10
  12                           5                27              11
  13                           5                28              11
  14                           5                29              11
  15                           6                30              12
                                                31              12

     Section F.  Delayed Flight Time and Excessive Ground Time.
     ----------------------------------------------------------

     When a flight is delayed and the length if the delay plus the scheduled duty time of the flight exceeds maximum duty time under the contract by two hours, adequate hotel facilities will be provided for the crew, if available, for a minimum of six (6) hours. The Company may provide such hotel rest at an earlier point in the delay.

     Section G.  Flight Time/Time Away from Home Ratio.
     --------------------------------------------------

     1. For the purpose of this Section "trip hours" means all the time a Crewmember spends away from his bid or assigned Base as calculated for per diem hours as set forth in Article IV, Section A and shall not include any training assignments other than line training.

     2. For "trip hours" flown a Crewmember shall receive a minimum monthly flight pay of one (1) hour for each five (5.0) trip hours away from his bid or assigned Base, prorated to the nearest one-hundredth (1/100th) of an hour.

     3. At the end of each month a Crewmember will be paid the greater amount of the following:

     (a)  Actual hourly flight pay;

     (b)  Trip hour pay;

     (c)  Guarantee.

Applying the ratio 1 for five (5.0) to a twenty-four (24) hour period equals 4.8 hours per day.

                                  ARTICLE XVI

                             Physical Examination
                             --------------------
       Section A.  Each Crewmember must maintain the medical certificate
       ----------
required by the FAA for his Crew Class. Examinations are to be conducted by an FAA designated medical examiner.

     Section B.  Physical standards will be no more restrictive than those
     ----------
standards set forth in the F.A.R.'s as being required to maintain the FAA medical certificate required for the Crewmember's Crew Class.

     Section C.  Any Crewmember who fails to pass an examination by the Company
     ----------
designated FAA medical examiner may, at his option, have a review of his case in the following manner:

     1. He may consult a medical examiner of his choice to conduct the same medical examination as the Company examiner performed at his own expense.

     2. A copy of the report and findings of the medical examination conducted by the physicians of the Crewmember's choice shall be furnished to the Company. In the event such findings verify the findings of the Company's medical examiner, no further medical review of the case shall be afforded.

     3. In the event the medical findings disagree, the two medical examiners involved will agree upon and appoint a third qualified and disinterested medical examiner, preferably a specialist, for the purpose of making a final determination of the Crewmember's condition.

     4. The expense of employing the third medical examiner, referred to above, shall be borne one-half by the Company and one-half by the Crewmember. Copies of such medical examiner's report and findings shall be furnished to the Company and Crewmember involved.

     5.  No Crewmember will be denied his right of reconsideration under F.A.R.
67.27 and the Company will accept the ultimate determination of that Agency.

     Section D.  General.  Any information obtained by or as a result of a
     --------------------
Company physical examination shall be kept confidential between the doctor(s), the Crewmember, and the administrative personnel of the Company concerned with the Crewmember's physical condition.

     Section E.
     ----------

     The Company will advise a crewmember immediately of any adverse information pertaining to him/her. If requested by the Crewmember, this information will be put in writing for the Crewmember. If the Crewmember requests, the Union will be advised of the action. This will be done, if possible, prior to such information being furnished to the FAA or any other regulatory agency provided such action complies with all governing federal and state regulations.

                                 ARTICLE XVII

                                   Uniforms
                                   --------

       Section A.  Crewmembers shall provide and wear standard uniforms as
       ----------
prescribed by the Company at all times while on duty. The expense of the uniform including maintenance shall be borne by the Crewmember.

     Section B.  The Union shall designate a Uniform Committee composed of
     ----------
Crewmembers which shall be consulted by the Company regarding any contemplated change in the Crewmember's uniform and the Company shall give every consideration to the recommendation of this committee.

     Section C.  The Company and the Union Committee shall agree on a tailor or
     ----------
tailors by whom the uniforms shall be made.

     Section D.  In the event the Company requires uniform crew luggage, the
     ----------
Company shall provide such luggage to the Crewmember at cost.

     Section E.  When the Company changes the uniform and requires Crewmembers
     ----------
to purchase new uniforms, a pro rata share of the cost of the Crewmember's current uniform will be paid by the Company based on a useful life of the uniform of two years from date of purchase.

     Section F.   When a Crewmember is required to purchase any uniform item
     ----------
damaged in the line of duty, a pro rata share of the cost of such replacement will be paid by the Company, based on a useful life of two years.

                                 ARTICLE XVIII

                                Union Security
                                --------------

       Section A.  It shall be a condition of employment that all Crewmembers of
       ----------
the Company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing, and those who are not members on the effective date of this Agreement, shall, on or before the ninetieth (90th) day following the effective date of this Agreement, become and remain members in good standing in the Union or, in the alternative, tender to the Union a monthly sum equivalent to the standard monthly dues required of the Union members, such sums to be recognized as "Service Fee". It shall be a condition of employment that all Crewmembers of the Company covered by this Agreement and hired on or after its effective date shall, on or before the ninetieth (90th) day following the beginning of such employment, become and remain members in good standing in the Union, or in the alternative, tender to the Union monthly dues required of the Union members, such sums to be recognized as "Service Fees". Should the new Crewmembers elect not to become a member of the Union but only to pay the Service Fee, he will also be required to pay an Initial Service Fee which shall be the equivalent of the standard initiation fee.

     Section B.  The Company will deduct from the wages of any employee covered
     ----------
by this Agreement, said employee's dues, as a member of the Union upon receiving the employee's voluntary and individual written authorization for the Company to make such deductions. The Company will deduct said employee's dues in the month in which the employee is recalled from furlough or returns from a leave of absence. In the event the employee is recalled from a furlough or returns from a leave of absence after the dues have been deducted for the month, the Company will make a double deduction the following month. The Company will pay over to the proper officers of the Union the wages withheld for such initiation fees and dues. The amount withheld shall be reported and paid to the Union prior to the end of the month in which the deductions were made, accompanied by the following information including names, addresses, and social security numbers of employees: New Hires including hire dates; terminations including termination dates; furloughs including furlough dates; recalls including recall dates; leave of absences including leave dates; return from leave of absences including return dates.

     Section C.  Crewmembers who are members of the Union shall pay membership
     ----------
dues as set forth herein except that payment for membership dues shall not be required as a condition of employment during leaves of absence without pay in excess of thirty (30) days, or during periods of permanent transfer to a classification not covered by this Agreement.

     Section D.  The Union agrees that it shall indemnify the Company and save
     ----------
the Company harmless from any and all claims which may be made by the Crewmember or Crewmembers against the Company by virtue of the wrongful application or misapplication of any of the terms of this Section.

     Section E.  In the event of termination of  employment, there shall be no
     ----------
obligation upon the Company to collect dues until all other deductions have been made.

     Section F.  The Union agrees notice shall be  given the Company at least
     ----------
thirty (30) days before the Company is required to remove a Crewmember from his employment by reason of his failure to maintain his membership in good standing in the Union and in accordance with Paragraph A of this Article.

                                  ARTICLE XIX

                             Union Representation
                             --------------------

       Section A.  The Company will provide the Union with a suitable bulletin
       ----------
board at each Base for the posting of official notices of Union meetings, elections and other notices pertaining to internal Union matters. All such notices shall be signed by a duly authorized representative of the Union.

     Section B.  The Company agrees to admit to its Bases the officially
     ----------
designated representatives of the Union to transact such business as is necessary for the administration of this contract.

     Section C.  The Union shall select Crewmember representatives and shall
     ----------
notify the Company from time to time of their appointment or removal. The number of employee representatives shall be limited to those necessary to provide convenient representation for Crewmembers. The Company shall notify the Union of the appropriate Company representatives.

     Section D.  Any Crewmember required to be present at a Company hearing or
     ----------
investigation involving the Crewmember will be entitled to Union representation at such hearing or investigation.

                                  ARTICLE XX

                                  Management
                                  ----------

     Section A.  The rights of ownership, the management of the Company and
     ---------
direction of the working forces, including the right to hire and assign employees, the right to direct, plan and control operations, and to schedule flying operations and the right to determine the flying to be performed, and the right to introduce new and improved methods, equipment or facilities, and to change existing methods, equipment and facilities, and the right to determine and change the location of the Company's Bases and facilities, the flying to be done from each and the location of work within the Bases and facilities, the number of employees, the right to lease facilities or equipment, and the right to establish or change Company rules and in general to maintain discipline and efficiency, are vested exclusively with the Company provided that the rights of management set forth in this Article shall not be exercised so as to violate any other provisions of this Agreement.

     Section B.  All Employees covered by this Agreement will be governed by
     ---------
Company rules, regulations and orders issued by properly designated supervisors, provided such rules, regulations and orders are not in conflict with this Agreement.

     Section C.  The Company shall have the right to discharge or to otherwise
     ---------
discipline any employee for just cause. The Company's business requires adherence to the highest standards of safety and the maintenance of tight scheduling of flights. In view of these requirements and without limiting the generality of the foregoing, it is therefore agreed that the limitations against the use of alcohol set forth below shall be greater than those prescribed by the Federal Air Regulations. It is therefore agreed that no Crewmember may act as a Crewmember of a civil aircraft within 14 hours after the consumption of any alcoholic beverage, which time is six (6) hours greater than that limit imposed by FAR 91.11 (Liquor and Drugs), or while under the influence of any alcoholic beverage. Further, no Crewmember shall operate an aircraft when using any kind of drugs that affects his flying ability. The Company may direct a Crewmember to submit to a urinalysis (or any other generally accepted medical test) upon a reasonable suspicion of substance abuse. Disciplinary action may be taken if a laboratory test proves positive and/or other factors substantiate the conclusion that a Crewmember has violated this section. Crewmembers may be subject to disciplinary action for the refusal to submit to a test without justification. The Company representative directing the test will be at the level of the Chief Pilot or Chief Flight Engineer or a higher official in the Flight Operations Department. The Company will pay the costs of such test and the Crewmember shall execute the appropriate release, if any, so the Company may obtain a copy. It shall be cause for discharge should any Crewmember violate these rules or should he fail to show for a flight when scheduled unless such failure is due to unavoidable circumstances beyond the control of the Crewmember.


                                  ARTICLE XXI

                            No Strike - No Lockout
                            ----------------------
     Section A.  During the term of this Agreement, the Union shall not
     ---------
authorize, cause, engage in, sanction or assist in any work stoppage, strike or slowdown of operations.

     Section B.  During the term of this Agreement, the Company shall not cause,
     ---------
permit or engage in any lockout of its Crewmembers.

     Section C.  The Company reserves the right to discharge or otherwise
     ---------
discipline any Crewmember taking part in any violation of this provision of the Agreement.

     Section D.  In addition to Section A of this Article the Union agrees that
     ---------
the Crewmembers will continue to perform all duties which are necessary to enable the Company to operate flights for or in support of traffic sponsored by the Department of Defense of the United States of America, even though such Crewmembers withdraw from commercial airline service because of a dispute arising out of negotiations for a new contract after the expiration date of this Agreement and/or during and after all procedures of the Railway Labor Act have been exhausted, provided the Company shall submit to the Union, when requested, proof that a particular flight is being flown or operated under charter to the Department of Defense.

                                 ARTICLE XXII

                              Grievance Procedure
                              -------------------

     Section A.  A grievance is defined as a claim or dispute by a Crewmember or
     ---------
the Union concerning the interpretation, application, or alleged violation of the Agreement.

     Section B.  A Crewmember who has any complaint that his rights under this
     ---------
Agreement have been violated should, and is encouraged to, bring the matter to the attention of his supervisor before filing a Grievance. In a joint effort by the parties to eliminate circumstances which precipitate grievances, the following procedure is recommended:

     Whenever a crewmember feels that he is being scheduled or treated in a manner which is in conflict with the Collective Bargaining Agreement, the crewmember should make every effort to contact his superior

     Section C.  All Crewmember grievances must be filed and processed in
     ---------
accordance with the following procedures:

          STEP 1: The Crewmember shall reduce his grievance to writing and must submit it to the Union within thirty (30) days after he has, or reasonably would have had, knowledge of the matter giving rise to the grievance. The written grievance shall set forth the statement of facts and the relief sought and shall state on the grievance form if he has brought the matter to the attention of his supervisor, naming the supervisor and the date of such contact. The Union shall submit such grievance to the Director of Operations who will schedule a meeting with the Union Business Representative within twenty (20) days of the receipt of the grievance in an attempt to resolve the grievance. If the grievance is not resolved at this meeting, the Director of Operations shall within ten (10) days provide the Union Business Representative with a written statement of his decision. Should the Company fail to respond in writing within the ten (10) day period, the case shall automatically proceed to arbitration.

          STEP 2: If the Union is not satisfied with the disposition of the grievance in the Step 1 Proceeding above, it may appeal the case to arbitration provided it does so within thirty (30) days of written notification by the Company of the Step 1 action.

     Section D.  A grievance involving the discipline or discharge of a
     ---------
Crewmember shall be brought directly to Step 2 and must be filed within ten (10) days of the date of this discipline or discharge. A Company action of discipline or discharge involving a Crewmember shall be done by written notice to the Crewmember which will take effect as of the date of the receipt of such notification by the Crewmember. Such notification shall include the precise charge or charges against him which caused the discharge or discipline and shall set a hearing to take place within five (5) normal business days.

     Section E.  If a Crewmember is terminated, suspended or has his normal pay
     ---------
withheld for disciplinary reasons, he shall receive a hearing by the Company within five (5) business days of his notification of such action. If such hearing is not scheduled within that time, the Crewmember will be automatically and immediately returned to his previous status and no loss of pay shall be invoked.

     Section F.  If any decision made by the Company under the provisions of
     ---------
this Article is not appealed by the Crewmember or Crewmembers within the time limits prescribed herein for such appeal, the decision of the Company shall become final and binding. Time limits provided in this Article XXII may be extended by mutual agreement in writing.

     Section G.  At any Step of the grievance procedure the Company or the Union
     ---------
may designate a substitute for the official designated herein.

     Section H.  Any grievance filed under the terms of the prior Agreement
     ---------
shall be handled pursuant to the Grievance Procedure, Article XXII, and Arbitration, Article XXIII of that Agreement.

     Section I.  If the Union or the Company fails to comply with the time
     ----------
limits set forth in this Article or Article XXIII, then the failing party shall automatically forfeit and lose its claim. If the parties mutually agree to extend the time limits, such agreement must be in writing.

                                 ARTICLE XXIII

                                  Arbitration
                                  -----------
     Grievances appealed to arbitration shall be processed as follows:

     Section A.  The parties shall attempt to agree upon an arbitrator, but if
     ---------
no agreement is reached in fifteen (15) days after appeal either the Union or Company may thereafter request the Federal Mediation and Conciliation Service to submit a list of five (5) persons qualified to act as the arbitrator. A representative of the Company and a representative of the Union shall meet after receipt of the list and shall alternatively strike two (2) names from the list, the party to strike first to be determined by the toss of a coin. The fifth
(5th)r remaining name on the list shall thereupon be selected as the arbitrator.

     Section B.  The arbitration shall be scheduled to commence as soon as
     ---------
feasible after selection of the arbitrator. The arbitrator shall proceed to hear the matter and render his decision and award within sixty (60) days after final submission of the matter to him, which award shall be final and binding upon the parties. If the arbitrator has not rendered the award within sixty
(60) days after final submission of the matter to him, the parties will jointly upon request of either party, provide the arbitrator with written notice that his decision and award must be rendered within thirty (30) days of the date of such notice. If the decision and award is not rendered within such period of time, the jurisdiction of the arbitrator shall cease and he shall not be entitled to an compensation. In such an eventuality, either party may request that the grievance be submitted to another arbitrator to be selected as provided in Section A with such arbitration hearing to be conducted de novo.
                                                           -- ----

     Section C.  The power and authority of the Arbitrator shall be strictly
     ---------
limited to interpreting the explicit terms of this Agreement or determining whether a violation of this Agreement has occurred. The Arbitrator shall not have authority to add to or to subtract from or modify any of the terms of this Agreement.

     Section D.  All costs and expenses of the arbitration shall be assumed
     ----------
equally by the parties. However, the fees or salaries and expenses of each party's representatives shall be borne by the party employing such representative. Each of the parties hereto will assume the compensation, travel expense, and other expenses of the witnesses called or summoned by it.
Witnesses who are employees of the Company shall receive, subject to availability of space, free transportation over the lines of the Company from the point of duty or assignment to the point at which they must appear as witnesses and return.

     Section E.  The above stated time limits set forth in this Article may be
     ---------
extended in writing by mutual agreement of the Company and the Union.

     Section F.  In the event a Crewmember chooses to be represented in an
     ---------
Arbitration proceeding by a representative other than the Union business representative or another representative designated by the Union, the Crewmember shall be responsible for the fee, if any, of such representative of his choosing and for the expenses incurred by such representative, including any expenses or fees attributable to witnesses that such representative calls upon to testify and the Union and the Company shall not be liable for such fees and expenses.

Section G.  Expedited Arbitration.  World Airways, Inc. (the Company) and the
---------------------------------
International Brotherhood of Teamsters (the Union) agree that neither party intends to willfully violate the

Contract. They further agree that, in the future, significant disputes between the parties over interpretations of the Collective Bargaining Agreement, concerning directives issued by the Company to the crewmembers in the performance of Company operations, that are neither frivolous nor obviously un-substantiated, shall be resolved through the grievance and arbitration procedures of said Agreement and as set forth below.

     The parties agree that disputes arising out of actions deemed by the Company to be disruptive to company operations and/or deemed by the Union to be harmful to the Union's membership shall be expedited through arbitration. In considering whether to expedite arbitration of an issue, the parties shall consider whether the passage of time related to hearing the issue through normal arbitration procedures would preclude an adequate remedy. The agreement to expedite a dispute to arbitration shall not be unreasonably withheld by either party. Disagreements as to whether a dispute is appropriate for expedited arbitration shall be referred to the arbitrator for decision. Arbitration costs shall be borne equally by the parties.

     Issues falling under this section that cannot be resolved by the parties in direct conference shall be expedited to arbitration within seven (7) working days, or on the first available date if later than seven (7) working days, to the arbitrator listed below with the first available open date. The parties shall make themselves available on said date to present their cases. The parties may mutually agree to an arbitrator not on the attached arbitrator list. The arbitration shall be concluded at a single session with the arbitrator making a decision within five (5) calendar days following the arbitration, unless agreed otherwise by the parties. The parties agree to use expedited briefing procedures or, if mutually agreed, to dispense with briefs altogether. The decision of the arbitrator shall be binding on the parties.

     LIST OF ARBITRATORS

1.   Richard Block

2.   Herbert Fishgold

3.   Robert Harris

4.   Nick Zumas

5.   M. David Vaughn

                                 ARTICLE XXIV

                                   Insurance
                                   ---------
     Section A.  Medical Insurance.
     -----------------------------

     1. The Company will continue to maintain a group medical program for all Crewmembers, Such program will include an insurance indemnity plan, which plan is currently underwritten by Cigna Insurance Co. The Company may change the plan or the carrier during the term of this Agreement, but no change will provide any lesser benefits. The Company will pay the cost of employee coverage. If the Crewmember elects dependent coverage, he shall pay $35.00 per month for such coverage with the Company to pay the balance of the cost of such coverage.

     2. The Company will also offer an alternative plan or plans, e.g., the Kaiser and Heals plans in effect at the Oakland Base, where feasible, at all Crewmember Bases. The Company will pay all of the cost of employee and dependent coverage for such alternative plan or plans. Any alternate plan offered by the Company will be a full service plan that would reasonably be considered equal in service capability to the insurance indemnity plan.

     3. The Cigna Insurance Plan will be amended in accordance with Traveler's proposed comprehensive medical plan, a copy of which is attached and is made a part of this Agreement. This amendment will be effective as soon as feasible after the execution of this Agreement, as of which date the amended employee contribution for dependent coverage will be effective.

     Comprehensive Medical Insurance based on the Company plans with the following contribution per month:

                 Single Crewmember  With Dependents
                 -----------------  ---------------
Flex 300                      $ 25           $46.46
PPO                            -0-           $38.75
DPP                            -0-           $28.58
Health Source                  -0-           $33.02

          Section B.  Life Insurance
          --------------------------

     The Company will continue to provide a Life Insurance Plan with an applicable death benefit based on the Crewmember's period of Active Service as follows:

  Period of Active Service            Life Amount
  ------------------------            -----------
  Prior to completion of              $50,000
  fifth year of Active Service

  After completion of fifth           $80,000
  year of Active Service

The Company will pay the entire cost of the life insurance coverage. However, the Crewmembers will be responsible for any income tax payments.

     Section C  Hostile Action
     -------------------------

     The Company will provide insurance for each Crewmember while assigned to the MAC operation in the form of a One Hundred Thousand Dollar ($100,000.00) Accidental Death and Dismemberment Insurance Policy, to cover death or dismemberment caused by hostile action in a country where a state of war, whether declared or undeclared, exists. Such insurance will also apply when a Crewmember flies freight that requires a waiver of FAR 103 or military cargo which would require such a waiver if it were not military. The Company may self-insure against this hazard. The Company shall provide the Union with a copy of the coverage. Such insurance shall be paid in addition to all other policies and that compensation provided by Article XXV.

     Section D  Dental Insurance
     ---------------------------

     The Company will continue to provide Crewmembers and their dependents with a dental care program with the same benefits as the program in effect at the time of the execution of this Agreement. The plan will be fully paid for by the Company.

     Section E.  Retired Crewmembers. Crewmembers retiring pursuant to the World
     -------------------------------
Airways Crewmember's Retirement Plan shall be covered under the Company's group medical plan then in force for active Crewmembers. The dependents of such Crewmembers will be covered on the same basis as active Crewmembers. This program is applicable for the Crewmember when he retires at age sixty (60) or later until he reaches age sixty-five (65). It is also applicable to any Crewmember who takes the option for early retirement as provided in Article XXVI, Section B.

     Section F.  Furloughed Crewmembers. The Company agrees to continue the
     ----------------------------------
group Medical and Dental Plans for the Crewmembers and dependents while on furlough on the basis as set forth below:

     1. The Company will contribute on behalf of the furloughed Crewmember its share of medical and dental insurance premiums as agreed to in Section A above for the entire month the Crewmember is affected by furlough.

     2. The Company further agrees to contribute on behalf of the furloughed Crewmember its share of medical and dental insurance premiums as agreed to in Section A above for the entire month following the month in which a Crewmember was affected by furlough.

     3. The Crewmember shall have the option to continue the medical and dental insurance for him and his dependents for the following six (6) months by notifying the Manager of Employee Benefits of their option and making full payment for the premium of the medical and dental insurance policy by the fifth
(5th) of the month the insurance is to be effective.

     4. When a Crewmember is recalled from furlough in mid-month while he is contributing the entire amount o his medical and dental insurance, the Company agrees to pay the entire amount of the Crewmember's insurance for that month.

     5. If a Crewmember refuses recall from furlough, this benefit will cease on the last day o(Pounds) the month in which recall was refused.

     Section G.  Loss of License Plan. The Company will continue to provide its
     --------------------------------
loss of license plan as in effect prior to the execution of this Agreement, except that, as of the first day of the month following the effective date of the agreement, the plan will be amended in the following respects:

       1.   Monthly benefit increased to $2,200.

       2.   Waiting period increased to nine (9) months.

       3. Flight Engineers subject to the Prior Rights clause will be paid the monthly benefit for the five (5) year period or age sixty-two (62), whichever first occurs, provided that the monthly benefit will be reduced at age sixty
(60) to $800.00 per month.


     Section H.  Medical Leave. The Company will continue to pay for the
     -------------------------
employee's insurance and contribute to dependent insurance for the first two (2) years the Crewmember is on unpaid medical leave. The employee may self-pay for an additional year at the Company's group rate.

                                  ARTICLE XXV

                        Internment, Prisoner or Hostage
                        -------------------------------

     Section A.  Any Crewmember who, while in the course of his duties for the
     ---------
Company is interned, captured, held as a prisoner, or hostage of war, by a foreign government or insurgents, or is missing as a result of an unfriendly action by a foreign government or insurgents, shall be allowed compensation equal to his guarantee and insurance benefits until released from internment or hostage. Such compensation and insurance benefits shall continue until such time as he is released or until proof of death is established in fact or there is reasonable presumption of death up to a maximum of thirty-six (36) monthly payments. Such compensation will be paid to the beneficiary or beneficiaries designated in writing by the Crewmember prior to his departure from the United States. It will be the Crewmember's responsibility to complete the form and file the same with the Flight Operations Department.

     Section B.  The Company shall establish a form in compliance with the
     ---------
requirements of this benefit to be used by he Crewmembers in designating assignment of the benefit contained herein.

     Section C.  When the Crewmember returns to duty, he will be entitled to
     ---------
exercise his full seniority rights.

                                 ARTICLE XXVI

                               Retirement Plans
                               ----------------

     Section A.  Retirement Income Plan.  The World Airways, Inc. Crewmembers
     ----------------------------------
Retirement Income Plan in effect as of the date of execution of this Agreement will remain in effect for the period of this Agreement. The current target benefit is 1.80%. During the years 1994-1998, a contribution of $56,813.00 additional sum will be contributed each year for a total sum over the period of $227,252.00. During the Plan valuation following the 1994 year, the dollar amount of the 1.80% and the $56,813.00 contributions will be combined and a new target benefit rate greater than 1.80% shall be calculated. That new target benefit rate shall become effective on 6-30-98 (the last date of the Agreement). Contributions to the Crewmembers Deferred Income Plan will be included in calculating the target benefit. Company contributions applicable to each Plan Year shall be made no later than September 15 following each Plan Year. The Company and the Union may amend this Plan.

     Section B.  As of the effective date of this Agreement, the Plan will
     ---------
incorporate an option, subject to Internal Revenue Service approval, for early retirement for any crewmember who has attained the age of fifty-five (55) and who is terminated from employment due to a failure to complete training as set forth in Article XIV, Training and Upgrading. The amount of such crewmember's retirement benefit will be equal to his accrued retirement benefit at the time of his termination, actuarially reduced from age sixty (60) to his termination date.

     Section C.  Deferred Income Plan.  The Crewmembers Deferred Income Plan as
     --------------------------------
in effect as of the date of execution of this Agreement will remain in effect for the period of this Agreement, subject to IRS qualification. The Company and the Union may amend this Plan. The maximum crewmember contribution to the 401K Plan is 15%.

     Section D.  Retirement.  Each Crewmember is required to retire from the
     ----------------------
service of the Company as of his seventieth (70th) birthday, or such earlier time as required by applicable federal law.

                                 ARTICLE XXVII

                                 Severance Pay
                                 -------------

     Section A.  When Crewmembers are severed from employment as a result of the
     ---------
introduction of automated equipment or changes in present FAA licensing requirements, the Company shall pay such Crewmembers severance allowance as provided in this Article.

     Section B.  One month's severance allowance shall be equal to the
     ---------
Crewmember's guarantee, including longevity pay, computed to the nearest month in which he is severed.

     Section C.  Severance pay shall be paid in accordance with the following
     ---------
schedule:

  Five years' service or more     - 1 years' guarantee
  Four years' service             - 9 months' guarantee
  Three years' service            - 6 months' guarantee
  Two years' service              - 3 months' guarantee
  One year's service              - 1 month's guarantee

     Section D.  At a Crewmember's option, he may accept other employment if
     ---------
such other employment is offered by the Company. In no event shall such employment be contingent on reduction of or in lieu of severance pay.

     Section E.  The Crewmembers shall be notified by the Company of severance
     ---------
in writing by certified or registered letter, return receipt requested, or by telegram not less than thirty (30) days prior to the effective severance date.

     Section F.  A Crewmember may choose to take his severance pay in one lump
     ---------
sum, or as specified by the Crewmember. In no case shall payment be extended beyond twenty-four (24) months after the effective date of severance.

     Section G.  If the Company and a Crewmember jointly agree, a Crewmember may
     ---------
accept severance out of seniority.

     Section H.  Effective on the date the company furloughs Flight Engineers in
     ---------
association with the removal of DC-10 aircraft from service, it shall offer severance in inverse order of seniority to seven (7) Flight Engineers per aircraft removed until seven (7) Flight Engineers have accepted severance or until all Flight Engineers on furlough or leave have been so offered.

     Beginning with the date of the first offer of severance described above, any Flight Engineer furloughed or on leave who remains on the seniority roster for a period of nine (9) months without recall shall be offered severance.

     Within 30 days of the time the Company has no remaining Flight Engineer configured aircraft in service, it shall offer severance to all Flight Engineers remaining on the seniority roster.

     Any Flight Engineer severed under the above provision shall receive preferential hiring consideration over other applicants for any World Airways, Inc. position for which he applies if all other hiring criteria are equal.

     Flight Engineers are considered to be Prior Rights Flight Engineers, Second Officers, and Permanent Flight Engineers listed on the World Airways, Inc. Prior Rights Flight Engineers Seniority List and the Pilots Seniority List.

                                ARTICLE XXVIII

                              General Conditions
                              ------------------

     Section A.  This Agreement, when accepted by the parties hereto and signed
     ---------
by the respective representative duly authorized, shall constitute the sole agreement between them involving the Crewmembers covered by this Agreement. Any alteration or modification of this Agreement must be made by and between the parties hereto and must be in writing.

     Section B.  In the event any provision of this Agreement is declared
     ---------
invalid by any competent court or government agency on account of existing or future legislation, such invalidation shall not affect the remaining provisions of this Agreement.

     Section C.  Nothing in this Agreement shall be construed to limit or deny
     ---------
any Crewmember hereunder any rights or privileges to which he may be entitled under the provisions of the Railway Labor Act, as amended

     Section D.  The Company will provide Crewmembers with Company Manuals,
     ---------
Company insignia and the raincoat required to be worn by the Crewmembers while on duty. The Crewmembers will be responsible for such items and will, if such items are lost or negligently damaged, be required to reimburse the Company for the cost of replacements. Upon termination the Crewmember must return such items or reimburse the Company for the cost thereof.

     Section E.  No Crewmember will be required to pay for any Company aircraft
     ---------
damaged while in the service of the Company.

     Section F.  The Company shall pay for all visa and necessary photos and
     ---------
inoculations required of Crewmembers and where practicable the Company will obtain such visa. The Company shall also pay for or provide all necessary photographs for passports and visas.

     Section G.  In-flight meals will be provided without cost by the Company
     ---------
for all Crewmembers while assigned to flight on Company aircraft.

     Section H.  No Crewmember shall be required to accept a position in a
     ---------
supervisory or management capacity.

     Section I.  No Crewmember when dead heading by surface transportation shall
     ---------
be required to drive any vehicle.

     Section J.  A Crewmember, unless on furlough status or unless otherwise
     ---------
authorized by the Company, shall devote his entire professional flying service to the Company.

     Section K.  The Union shall appoint a Professional Standards Committee,
     ---------
composed of Crewmembers which shall confer with the Company on matters
pertaining to the professional proficiency of Crewmembers.   Members of this
Committee shall be permitted to observe any training period or proficiency check. The Union shall appoint a Safety Committee, composed of Crewmembers, which shall confer with the Company on matters pertaining to safety of operations. A member of each of these Committees shall be permitted to attend any hearing or investigation of an accident or incident of Company aircraft operated by Crewmembers covered by this Agreement, subject to the regulations of the government agency involved. The Company will cooperate in releasing such members to participate in such hearings consistent with reasonable scheduling requirements.

     Section L.  All orders to Crewmembers involving change in assignment of
     ---------
Base, promotions, demotions, furloughs, leaves of absences, discipline, and warning shall be stated in writing. All orders to Crewmembers involving a change in assignment shall stipulate expenses authorized, if any, in connection with such new assignment.

     Section M.  Crewmembers will not be required to participate in publicity or
     ---------
promotional activities.

     Section N.  The Company will provide adequate protective clothing for
     ---------
Crewmembers who are required to perform normal ground duties in any area where such clothing is required.

     Section O.  A Crewmember who serves on a jury will receive no reduction in
     ---------
his guarantee during the period of such service. The Crewmember will also retain his jury duty pay. All parties, however, recognize the necessity to protect the service and all desire not to work an undue hardship on the Company or other Crewmembers. Therefore, any Crewmember who receives notice of jury duty will inform his supervisor and will cooperate with the Company in obtaining a postponement from jury duty as required.

     Section P.  In accordance with the established policy of Company and the
     ---------
Union, the provisions of this Agreement will apply equally to all Crewmembers hereunder regardless of color, race, creed, sex, age, disability or national origin. The Company and the Union also recognize the desirability of implementing the national policy of providing equal opportunity to all persons and agree to actively work toward the implementation and continuance of that policy.

     Section Q.  Notwithstanding any other provisions of this Agreement, each
     ---------
Crewmember covered by this Agreement shall as a condition of employment and continued employment, be required at Company expense to apply for, secure and maintain a Security Clearance to the level required by the Government Contracting Agency.

     Section R.  1.  Crewmembers performing "engine out" ferry flights, or any
     ---------
flight which requires a Ferry Permit, or waiver of the F.A.R.'s or any test flight out of overhaul, shall be covered by the insurance provision outlined in
Article XXIV, Section C.

       2. The pilot-in-command on all engine out ferry flights shall be a management or check Crewmember. In the event a management or check Crewmember is not available, the Company may, designate a line crew to operate such flight if they so agree.

     Section S.  The Captain shall not be required to accept the aircraft,
     ---------
unless all three axes of the autopilot are operative except to depart an airport where no maintenance is available and proceed to a point where maintenance can be provided.

     Section T.  A personnel file will be maintained for each Crewmember.  Upon
     ---------
request at the time of the Crewmember's periodic proficiency check, the Crewmember will be given the opportunity to review his file in the presence of a Management Crewmember. In the event a Crewmember receives disciplinary action, any portion of his file to be relied on by the Company in support of such disciplinary action shall be open for review upon request by the Union representative and the Crewmember. The Company cannot use any disciplinary notices in support of disciplinary action if the Crewmember had not been Provided with written notice of prior disciplinary action at the time discipline was assessed, which action is subject to the Grievance Procedure, Article XXII.

     Section U.  The Union recognizes the right of the Company to "Lease" an
     ---------
aircraft to another Company at such times as the Company is unable to obtain sufficient business for the profitable operations of said aircraft. In such event, the Company shall endeavor to arrange with the lessee to provide for the employment of a full or partial complement of Crewmembers covered by this Agreement and constitute a "wet lease" operation. If the Company's endeavors are unsuccessful, it will upon request of the Union state in writing the reasons as to why such employment is not acceptable to the lessee and will furnish the following information: (l) the name of the Lessee and the duration of the lease, (2) Crewmember Domicile, (3) number of crews and any special Crewmember qualifications, (4) aircraft monthly guaranteed hours and expected aircraft monthly hours, and (6) trip routing expected.

     Section V.  The Company will provide completed Navigational Flight Plans at
     ---------
all departure points for flights where automated navigation is required by operating specifications. The flight will not be held if communication difficulties make it impossible for the Company to make the Flight Plan available.

     Section W.  Should there be any conflict between this Agreement and the
     ---------
Flight Engineers Prior Rights Clause, the Flight Engineers Prior Rights Clause shall prevail.

     Section X.  Within sixty (60) days of ratification of this Agreement, the
     ---------
Company will provide each Crewmember with a copy printed and bound in a convenient pocket size booklet. Any letters of under-standing, amendments, or addenda subsequently agreed to shall be printed in a similar format and distributed by the Company to each Crewmember, for inclusion in his copy of the Agreement, within thirty (30) days after such changes or additions have been made. Newly hired Crewmembers shall be issued a booklet on date of hire.

     Section Y.  The Company may "wet lease in" once for a period of ninety (90)
     ---------
days in any 12 month period commencing with the first day of the initial "wet lease in" provided the Company consults with the Union concerning the necessity and procedures for such lease and provides the Union with a minimum of ten (10) days notice prior to instituting the "wet lease in." Additional wet leases in may be mutually agreed to by the Company and the Union.

     Section Z.  During the classroom training of newly hired Crewmembers, the
     ---------
Company will make the classroom available for any after-hour Union orientation meeting. The Company will notify the Union in advance of the training schedule so that an appropriate time can be arranged and the Company will, during the training period extend the Union's invitation for such orientation meeting.

     Section AA.  The Company will notify the Union each month of all new hires,
     ----------
terminations, recalls and/or furloughs. The notification will include the employee's name, address, social security number, classification and date of hire, termination, recall or furlough.

     Section BB.  Flights into a war zone shall be on a voluntary basis.  The
     ----------
Company and the Union will discuss any contemplated flights into an area that is considered to constitute a war zone.

     Section CC.  In the event the Company contracts with another air carrier to
     ----------
provide World Airways Cockpit Crewmembers with such air carrier and such operation does not constitute a Subsidiary Operation as defined in Article XXXI, such Crewmembers will be subject to all of the provisions of this Agreement.

     Section DD.  The Company will provide parking at bases.  The Company will
     ----------
assist the Crewmember in obtaining employee parking rates or similar reduced rates at the Crewmember's nearest major metropolitan airport.

     Section EE.  On extended range aircraft the Captain of Record is the Senior
     ----------
Bidline holder, if two bidline holders are aboard, otherwise it is the bidline holder. If there are no bidline holders, then the Captain of record is the Senior Captain.

     Assumption of command by the First Office on extended range aircraft will be the senior type rated bidline holder or senior IRO, or, if there are no bidline holders, then the senior First Officer.

     On extended range aircraft the Pilot in Command may be designated by the Chief Pilot or he may designate the First Officer to assume command based on operational experience for reasons of safety with prior notice to the Union, (this is an exception to the rule).

     On non-extended range aircraft the PIC and SIC are the same as the extended range aircraft.

Section FF.  World Airways, Inc. (the Company) and the International Brotherhood
----------
of Teamsters (the Union) hereby agree to establish an Executive Committee as follows:

     The Executive Committee shall consist of two senior Company officers and two active World Airways cockpit crewmembers appointed by the Union. The purpose of the Executive Committee is to discuss topics related to the Company's business.

                                 ARTICLE XXIX

                                 Travel Policy
                                 -------------

     Section A.  The World Airways, Inc. Employee Travel Policy that has been
     ---------
mutually agreed upon by the Company and the Union will remain in effect for the period of this Agreement unless mutually modified by the parties.

     Section B.  If the Company is required by law or regulation to impute
     ---------
taxable income for any travel privileges provided by such policy it shall set up appropriate administrative procedures to arrange for such payment, e.g., payment at an approved withholding rate for the value of the pass(es) or ticket(s) at time of issue, or withholding from the employee's paycheck at withholding rates as authorized in appropriate regulations. The employee will assume full responsibility for unused pass(es) or ticket(s).

     Section C.  The Company will furnish each employee with an Airline
     ---------
Interline Agreement List bi-annually or when there are substantial changes, whichever is sooner. The Company will endeavor to arrange favorable travel agreements for the employees and retirees.

                                  ARTICLE XXX

                            Management Crewmembers
                            ----------------------

     Section A.  Definition.  Management Crewmembers are defined as those
     ----------------------
Crewmembers participating in the establishment and implementation of Company policies related to flight operations and the supervision of Crewmembers, including the making of decisions affecting the status of Crewmembers, as provided in this Agreement, and such Management Crewmembers will not exceed the greater of seven (7) Crewmembers or four percent (4%) of the Crewmembers on the active payroll during any month.

     Section B.  Designation.  The Company will provide the Union with a list of
     -----------------------
its Crewmembers covered under this Article as of the effective date of this Agreement and will notify the Union of any changes in such designations as they are made.

     Section C.  Out-of-Seniority Flying.  Management Crewmembers may be
     -----------------------------------
assigned to out-of-seniority flying subject to the limitations set forth in this Section.

     1. The total number of Management Crewmembers who may be assigned to out-of-seniority flying will not exceed the seven (7) Management Crewmembers on the active payroll during any month. Such Management Crewmembers will consist of the top seven (7) flight operations management personnel who will be listed annually.

     2. Each individual Management Crewmember is restricted to no more than thirty (30) scheduled hours out-of-seniority flying in any month.

     3. The total hours of Management Crewmember flying is limited to Type flown to the greater of thirty (30) scheduled hours or ten (10) scheduled hours for each aircraft of that Type.

     4. Crewmembers filling positions in the Company other than management and supervision of the flight operations department may not perform out-of-seniority flying.

     5. The purpose of out-of-seniority management flying, as discussed in this section, is to permit such Crewmembers to maintain proficiency in those types of aircraft over which they may have responsibilities but their seniority does not permit them to hold the appropriate Crew Class bid award.

     Section D. Check and Special Assignment Crewmembers.
     ---------------------------------------------------

     1. The Company may designate Crewmembers to serve as "Check Pilots" or "Check Flight Engineers" if each Crewmember so designated agrees.

       2. The Company may designate Crewmembers for special assignments to assist Management Crewmembers or in other capacities within the Company if each Crewmember so designated agrees. Out-of-seniority flying at a Temporary Base is defined as that flying performed by a Management Crewmember which has been bid by a more senior Crewmember in the same Crew Class and who has been denied such flying. If a more senior Crewmember is assigned to such flying due to a lack of qualified bidders, the out-of-seniority flying restriction no longer applies.
If the Management Crewmember is more senior than another Crewmember who is either awarded or assigned the flying, the out-of-seniority restriction no longer applies. Flying that involves a permanent position must be posted for bid. If such flying is accomplished in excess of the out-of-seniority restrictions by a Management Crewmember, the most senior Crewmember who bid and was denied the position will be paid for the time at the higher Crew Class rate. For example a B-747 First Officer bids and is denied a DC-10 Captain's Position. Subsequently, a Management Crewmember flies sixty (60) hours in violation of the thirty (30) scheduled hour restriction. During the same month, the First Officer flies seventy-five (75) hours as a B-747 First Officer. The First Officer would be paid fifteen (15) hours B-747 First Officer's pay and sixty (60) hours DC-10 Captain's pay unless the seventy-five (75) hours B-747 First Officer pay is greater. This does not restrict the Company from exceeding these limits while the Crewmember(s) awarded the bid is
(are) being trained provided other qualified Crewmembers in that Crew Class cannot perform such flying.

     3. Such Crewmembers may not fly out-of- seniority and will be furloughed in accordance with Article XI. The Company may, at its discretion, continue to employ such individuals in their Check or Special Assignment positions when they would otherwise be in a furloughed status, but may not assign them to revenue flying duties.

     4. Special Assignment Crewmembers may hold management, supervisory or administrative positions in other departments.

     5. The Company will notify the Union of any Check and Special Assignment Crewmembers as specified in Section B. No more than eight percent (8%) o(Pounds) the Crewmembers on the active payroll will be designated as Check and Special Assignment Crewmembers.

     Section E.  General.
     -------------------

     1. Management Crewmembers are not required to pay Union dues or service dues as set forth in Article XVIII. Check and Special Assignment Crewmembers are required to pay Union dues or Service Fees as set forth in Article XVIII.

     2. All Management and Check and Special Assignment Crewmembers will be Crewmembers on the active World Airways Crewmembers Seniority Lists or retired from such lists.

     3. Management, Check and Special Assignment Crewmembers who are retired are not permitted to fly revenue trips as defined in this Agreement.

     4. Vacation and 144 Consecutive Hour Off bids of Management and Check and Special Assignment Crewmembers will be handled separately from other Crewmembers, will be processed by the Operations Department, and will be awarded in seniority order. Once awarded, such bids can only be changed with the consent of the affected Check or Special Assignment Crewmember.



                                 ARTICLE XXXI

                             Subsidiary Operations
                             ---------------------

     Section A.  If the Company contracts to operate aircraft for another air
     ---------
carrier or supply crews for another air carrier for a period of at least three
(3) months, all Crewmembers will be provided an opportunity to bid such flying pursuant to the following terms and conditions:

     1. Any Crewmember awarded a bid shall be frozen in such subsidiary operation for the period of the contract with such air carrier and any renewal of same, except that any such crewmember:

          (a) May exercise his seniority to bid on an upgrading opportunity or a transitioning to higher paid equipment at any Company Base if such opportunity arises after such Crewmember has been in position at such subsidiary operation for a period of twelve (12) months, or

          (b) May exercise his seniority to displace at any Company Base after such Crewmember has been in position at such subsidiary operation for a period of Twenty-four (24) Months.

     2. All other terms and conditions of the Agreement will be applicable to the flying at such subsidiary operation. Changes in the terms and condition of the Agreement to take account of changed conditions at such Subsidiary Operation may be made by mutual agreement of the Company and the Union.

     3.   No Crewmember will be assigned to such subsidiary operation.

     Section B.  If the bidders are insufficient to staff the subsidiary
     ---------
operation, the Company may hire as needed to staff the operation and such Crewmembers, with WOA retired Crewmembers given first consideration, will not be covered by Article XXVI Retirement Plan, but will be covered by flight and duty time limitations of this Agreement. Separate seniority preference lists will be maintained at such subsidiary operation for seniority preference applicable to flying at such subsidiary operation. Crewmembers on the World Airways Crewmember seniority lists will have preference on such lists. Employees hired for such subsidiary operation will not be placed on the World Airways Crewmembers Seniority Lists and will be terminated when surplussed at that operation.

     Section C.  In the event of furlough at any Base Crewmembers will have no
     ---------
rights of displacement of any Crewmember at such subsidiary operation, including any displacement of World Airways Crewmembers who bid such positions and any persons hired as Crewmembers for such subsidiary operation.

     Section D.  It is understood that the air carrier with whom the Company
     ---------
contracts may require that some positions in the cockpit be staffed by their personnel and that those positions will not be available to the Company's Crewmembers. These employees will be governed by the flight and duty time limitations of this Agreement.

     Section E.  Any upgrading opportunities at such subsidiary operation will
     ---------
be bid as provided in Section A of this Article. Increased requirements at such subsidiary operation will be posted for bid. Full displacement rights will be available to Crewmembers on the World Airways Crewmember seniority list whenever Crewmembers are surplussed from such subsidiary operation.

                                 ARTICLE XXXII

                             Basing and Commuting
                             --------------------

     Section A.  All crewmembers who choose to travel from a point other than
     ---------
their base to the point of origination of a duty assignment and/or return from the point of termination of a duty assignment to a point other than the base shall be permitted to do so provided they assume the obligation of paying any additional differences in cost from a movement to or from their base. Each individual movement stands alone. This policy does not include a bank for
                                                    ---
credits against any other movement.

     For anyone availing themselves of this policy, all pay or pay factors such as but not limited to Duty Time, Per Diem, THP, and Deadhead shall be constructed as if the movement is to or from their base. The current policy covering movements to and from an intentional point shall remain the same.

     Section B.  Crewmembers who are awarded/assigned a vacancy at any Base will
     ---------
not be required to reside in the area of such Base but are required to be available for flying wherever they may reside.

                                ARTICLE XXXIII

                                   Duration
                                   --------

     Section A.  This Agreement shall become effective on the date of execution
     ---------
unless otherwise specifically noted, and shall continue in full force and effect until June 30, 1998 and shall renew itself until each successive July 1, thereafter, until written notice of an intended change is served in accordance with Section Six (6), Title 1 of the Railway Labor Act, as amended, by either party hereto at least thirty (30) days (but not more than one hundred twenty
(120)) days prior to July 1, 1998 or July 1 of any subsequent year.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the 12th day of December, 1994.

                               ON BEHALF OF THE:

                    INTERNATIONAL BROTHERHOOD OF TEAMSTERS

By_____________________   By______________________
     D.R. Treichler         Ray Benning
 Business Representative     Int'l. Brotherhood of Teamsters

                              COCKPIT CREWMEMBERS

By___________________        By_____________________
     T.F. Leveley              N. Manes
Chairman, Executive Council   Captain's Representative

By___________________        By_____________________
     M.A. Ohlau                W.E. Rayner

First Officer's Representative  Flight Engineer's Representative


By___________________
     E.L. Tavarez
Member-at-Large Representative

                       ON BEHALF OF WORLD AIRWAYS, INC.


By___________________  By_____________________
     V. Fort             J. DeWitt
Executive Vice President             Consultant


By____________________
     D. Black
 Director of Finance

                      FLIGHT ENGINEER PRIOR RIGHTS CLAUSE
                      -----------------------------------
     Section A.
     ---------

     1. The Company, its successors or assigns, agrees that all Flight Engineers in the employ of the Company, including those on furlough, on the date of the signing of this agreement, are recognized as having prior rights to serve as Flight Engineers on all aircraft operated by the Company over all other Crewmembers employed presently or in the future. The Flight Engineer specified herein are those Flight Engineers whose names appear on the Flight Engineers Seniority List dated July 1, 1970, and attached hereto as Appendix A.

     2. Such prior rights shall continue until severance, retirement, voluntary resignation, or discharge for just cause. This agreement shall survive the duration of the basic agreement and succeeding agreements so long as any Flight Engineer covered herein is employed by the Company as a Flight Engineer.

     3. The parties hereto, irrevocably waive the right to serve any Section 6 notice, under the Railway Labor Act, of any intended change which, if adopted, would have the effect of modifying provisions contained herein or otherwise to require bargaining as to such provisions.

     4. These prior rights shall include Flight Engineer positions on all aircraft operated by the Company, now or in the future, that are required by law or Federal Regulation to include a Crewmember whose duty it is to perform the Flight Engineer (third crewmember) function.

     5. The agreement to guarantee Flight Engineers the prior rights defined herein shall be made directly with and on behalf of each individual Flight Engineer because of his past service with the Company, to be legally enforceable by him pursuant to the provisions of the grievance form attached as Appendix B to the original executed copy hereof, and shall be given to each Flight Engineer.

     Section B.
     ---------

     1. The Company may, at its option, after the date of this agreement, employ Crewmembers to fill the Flight Engineer position who meet the qualifications established by the Company and/or the Federal Aviation Administration, subject to the prior rights stated herein.

     2. All Crewmembers hired subsequent to the date of this agreement shall be placed at the bottom of the Pilots Seniority List. When any Crewmember from the Pilots Seniority List is assigned to fill a Flight Engineer vacancy, his name shall be placed at the bottom of the Flight Engineers Seniority List for bidding purposes only. He shall continue to hold his Seniority Position on the Pilots Seniority List, and shall hold no Seniority whatever on the Flight Engineers Seniority List. Such Crewmembers shall enjoy no prior rights specified herein.

          Section C.
          ---------

     1. Flight Engineers covered herein who meet the requirements for employment as Pilots with the Company, may at their option bid for positions as First Officer, and upon their successful completion of training have their name removed from the Flight Engineers Seniority List and placed at the bottom of the Pilots Seniority List. When a Flight Engineer, entitled to prior rights herein, bids for a position as a First Officer, he shall be considered senior to all Pilots hired subsequent to the date of this agreement. Flight Engineers who fail to exercise this option within 5 years from the date of this agreement shall be deemed to have forfeited their rights to this option.

     2. Should a Flight Engineer not satisfactorily complete training as a First Officer, he may exercise his Prior rights and continue to hold his position as a Flight Engineer as provided herein, and forfeit any right to any further pilot training.

     3a. Should a Flight Engineer who has qualified as a First Officer be unable to meet the requirements for a Pilot within 1 year following his qualification as a First Officer, he may exercise his prior rights and return to his former position as a Flight Engineer in his former Seniority Position.

     3b. Should a Flight Engineer who has qualified as a First Officer be unable to meet the requirements for a Pilot after 1 year following his qualification as a First Officer, he may exercise his prior rights and return to his former position as a Flight Engineer junior to the least senior Flight Engineer entitled to prior rights as specified herein. He will retain prior rights as specified in Section A.1 above.

     4. Prior rights cease when a Flight Engineer who has been upgraded to First Officer completes 1 year in such position. Sections C-3b and C-6 herein are exceptions and will remain in effect until said Flight Engineer is qualified as a Captain, at which time all prior rights cease.

     5. No Flight Engineer covered herein shall be furloughed as long as any Pilot is serving as a Flight Engineer. The prior rights specified herein shall survive any furlough and recall.

     6. Any Flight Engineer who has qualified as a First Officer may exercise his prior rights to return to his former position as a Flight Engineer junior to the least senior Flight Engineer entitled to prior rights herein, prior to accepting furlough as a Pilot. Such Flight Engineer shall, however, be required to return to his First Officer's position in his proper order of recall from furlough as a Pilot.

     Section D.
     ---------

     Flight Engineers covered herein shall be paid the same rate of pay as First Officers. New rates of pay and working conditions as negotiated in subsequent agreements shall become effective on the same date as for other Crewmembers.

     Section E.
     ---------

     In the event any Flight Engineer entitled to prior rights as specified herein, is required by any government or Company regulation to possess additional qualifications and/or licenses, than those required at the time this agreement is signed to fulfill his function as Flight Engineer, the Company shall provide all training necessary to obtain such additional qualifications and/or licenses on Company time and at Company expense.

     Section F.
     ---------

     Flight Engineers having qualified as First Officers shall be henceforth considered as Pilots and will not be permitted to bid alternating positions as Pilot and Flight Engineer. His prior rights shall be limited to those specified in Section C-3b and C-6 herein.

                                  Appendix A

                              World Airways, Inc.
                    Flight Engineers-System Seniority List

                                 July 1, 1970
                         (As Amended August 15, 1994)


Number          Name             Date of Hire      Date of Birth
------          ----             ------------      -------------
 1         Chaika, M.W.          05-16-61          05-23-26
 2         Witham, W.W.          08-04-61          06-05-33
 3         Daughtry, L.J.        10-19-61          05-11-27
 4         Stewart, C.W.         11-09-61          05-01-32
 5         Tavarez, E.L.         06-12-62          01-30-30
 6         Tam Sing, J.H.        07-28-62          12-30-30
 7         Huffines, B.L.        10-31-62          08-17-28
 8         Kalange, G.R.         10-06-64          02-18-29
 9         Gross, H.J.           03-07-66          04-08-29
10         Kohler, F.E.          03-07-66          02-01-37
11         Douglas, R.P.         03-07-66          08-08-38
12         Rayner, W.E.          04-25-66          03-08-32
13         Lanning, P.M.         04-25-66          03-05-36
14         Wallace, E.F.         05-15-67          12-20-29
15         Mros D. F.         *  06-30-67          01-05-33
16         Smock, H. L.          08-26-68          09-17-31
17         Martin, E. S.         08-26-68          12-07-36
18         Tucker, J. L.      *  09-30-68          09-18-37

*   Date Of Hire adjusted In accordance with Article 10, Section E.

                                  Appendix B

Dear Flight Engineer:

    In consideration of your past services with World Airways, Inc. and of your acceptance of the rights and obligations set forth In the Flight Engineers Prior Rights Clause annexed hereto, the undersigned parties to that Agreement agree and represent to you that the terms and conditions thereof are binding upon them, their successors and assigns, are made with you and for your benefit as an individual Flight Engineer in the employ of World Airways, Inc. and will remain in effect so long as you remain in the employ of World Airways, Inc., their successors and assigns, as Flight Crewmember entitled to prior rights or retain recall rights.

    In the event that you have any dispute, claim or grievance arising out of or relating to the interpretation or application of the aforesaid Agreement, you are entitled to have such dispute, claim or grievance handled under the regu1ar grievance procedures specified in the Basic Agreement then in effect.

    The aforementioned Flight Engineers Prior Rights Clause is subject to change and the provisions thereof to modification only by the unanimous agreement of the undersigned parties and a majority of the Flight Engineers then in the employ of the Company as a Flight Crewmember entitled to Prior Rights or who retain recall rights.

                              LETTERS OF AGREEMENT

                                ATTACHED TO THE

                        COLLECTIVE BARGAINING AGREEMENT

                            DATED December 12, 1994.

Effective Contract Dates

Retroactivivity Payments and Provision for the Retroactivity and Profit Sharing Bonus Plan

Retroactivity and Profit Sharing Bonus Plan

MD-11 Lump Sum Pay

                              LETTER OF AGREEMENT
                                    BETWEEN
                          WORLD AIRWAYS, INC. and The
                    INTERNATIONAL BROTHERHOOD OF TEAMSTERS
               Concerning Effective Dates of Contract Provisions

  1. Crewmembers on the World Airways, Inc. Crewmembers' Seniority List as of July 1, 1994 will not receive a rate of pay less than that provided for in the December 12, 1994 Agreement.

  2. The pay rates, benefits, and working conditions set forth in the December 12, 1994 Agreement are effective on August 15, 1994, except medical benefit and premium changes will be implemented by the Company as expeditiously as is feasible. Wage increases effective August 15, 1994 are due and payable immediately.

  3. Unless otherwise specifically set forth herein, or in the Agreement, all other terms and conditions are effective August 15, 1994.

/s/ V. Fort                                    /s/ D. Treichler
_________________________                      _________________________
    V. Fort                                          D. Treichler
 World Airways, Inc.                        Int'l. Brotherhood of Teamsters
Dated: December 12, 1994                        Dated December 12, 1994

                              LETTER OF AGREEMENT
                                    BETWEEN
                              WORLD AIRWAYS, INC.
                                    AND THE
                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS
                    PROVIDING FOR RETROACTIVITY PAYMENTS AND
                          A PROFIT SHARING BONUS PLAN

    World Airways, Inc. (the Company) and the International Brotherhood of Teamsters (the Union) hereby enter into an Agreement dated December 12, 1994 providing payment of DC-10 crewmembers retroactivity pay for the period of 7-1-92 through 6-30-93 of 2.9% and the period of 7-1-94 through 8-15-94 of 2.7% to be paid out of Company profits as set forth in the Retroactivity Payments and Profit Sharing Plan dated December 12, 1994 and effective January 1, 1994 until payment of retroactivity in full or June 30, 1998, whichever is later, under the provisions setting forth priority payments under conditions set forth below:

    1. The Company agrees that it will adopt the Retroactivity Payments and Profit Sharing Plan; and

    2.  The Company agrees that it will not exercise its rights as set forth in
Article VII of the Plan to amend or terminate the Plan without the concurrence of the Union except for amendments as specified in Article 2.2 (modification of the Plan's earnings definition following completion of the Priority Payments for DC-10 Retroactivity Payments as set forth therein) unless the parties mutually agree.


World Airways, Inc.       Int'l. Brotherhood of Teamsters

/s/ V. Fort                      /s/ D. Treichler
______________________          ________________________
     V. Fort                      D. Treichler

Dated December 12, 1994          Dated December 12, 1994

                              WORLD AIRWAYS, INC.
                               RETROACTIVITY AND
                           PROFIT SHARING BONUS PLAN

    World Airways, Inc. (hereinafter referred to as the "Company") hereby adopts this Retroactivity and Profit Sharing Bonus Plan as of January 1, 1994.

                               W I T N E S E T H
                               - - - - - - - - -

    WHEREAS, the Company wishes to promote in its employees an interest in the successful operation of the company;

    WHEREAS, the Company desires to assure the employees that they will have an opportunity of additional income based on the Company's earnings;

    WHEREAS, the Company desires to amend the formula for the payment of profit sharing bonuses following completion of Priority Payments;

     NOW, THEREFORE, the Company hereby adopts this following Retroactivity and Profit Sharing Bonus Plan.

                                   ARTICLE 1
                                   ---------

                              DESIGNATION OF PLAN
                              -------------------

     1.1   Name.  This plan shall be known as the World Airways, Inc.
           ----
Retroactivity and Profit Sharing Bonus Plan and is referred to herein as the "Plan". The effective date of this Plan is January 1, 1994.

                                   ARTICLE 2
                                   ---------

     1.1   Compensation.  Compensation means all compensation paid by the
           ------------
Company to a Participant in cash by reason of services performed as an Employee during the Plan Year and reflected on the Form W-2 for such Employee, including any compensation set aside for any IRS Section 401(k) Plan: excluding, however, with respect to any employee, the following;

    (a) Any compensation paid to the Participant contributed by the Company pursuant to this Plan:

    (b) Any compensation paid or payable by reason of services performed for any period in any Plan Year with respect to which the employee was not a Participant;

    (c) Any compensation paid on an irregular or discretionary basis as bonuses or special awards, or any compensation paid as severance pay; and

    (d) Any amounts which may be included in the Form W-2 which relate to reimbursable expenses, such as per diem expenses, moving expense reimbursement, automobile allowances or subsistence allowance.

     2.2   Earnings.  Earnings are defined for the purposes of this Plan as the
           --------
Company's operating income less net interest expenses determined by the Company's audit under generally accepted accounting principles for the Fiscal Year until all retroactivity payments set forth under the Retroactivity Letter of Agreement, dated December 12, 1994, have been paid. When payment of said retroactivity payments have been completed, earnings then will be defined for the purposes of this Plan as the Company's net income for items such as, but not limited to, debt cost attributed to World Airways and before non-operating gains. The Company's auditors will provide certification in writing that its determination of the Earnings of World Airways, Inc. is in accord with generally accepted accounting principles and that the costs, expenses, debt, and income between WorldCorp and its subsidiaries is fairly allocated as regards World Airways, Inc. Such certified statement of the auditor as to the determination of the Company's Earnings is final and binding on the Company, Participants in this Plan and all other persons or organizations.

    2.3   Eligibility Date.  Eligibility Date means the first day of the
          ----------------
calendar month after the Employee has completed his or her first Service Year.

    2.4   Employee.  Employee means any person employed by the Company on a
          --------
full-time or regular part-time basis.

    2.5   Company.   means World Airways' Inc., and any successor corporation by
          -------
reason of merger, purchase or otherwise, If such successor corporation elects to continue the Plan.

    2.6   Fiscal Year or Plan Year.  Fiscal Year or Plan Year means the fiscal
          ------------------------
year of the Company, which is currently the calendar year.

    2.7 January 1994 Formula.  The January, 1994 Formula means the formula set
        --------------------
forth for the payment out of profits of the Retroactivity described in the December 12, 1994 Retroactivity Letter of Agreement.

    2.8   Participant.  Participant means any Employee of the Company who is
          -----------
admitted to participation in this Plan as of the Participant's Eligibility Date.

    2.9   Participant's Profit Participation. Participant's Profit Participation
          ----------------------------------
means that portion of the Profit Sharing Bonus allocable to a Participant.

    2.10  Priority Payments.  Priority Payments are payments to persons who are
          -----------------
due Retroactivity payments and who are entitled to payment of such payments as provided here.

    2.11  Profit Sharing Bonus.  Profit Sharing Bonus means the total amount of
          --------------------
the Company's contribution to the Plan for a Plan Year as provided in Article 4.

    2.12  Service Year.  A Service Year means twelve (12) calendar months'
          ------------
active service as an Employee, Active service for this purpose means all accumulated time commencing with date of hire for which the Employee is paid by the Company. A month of service will be credited if the Employee is in pay status for fifteen (15) days or more in any month.

                                   ARTICLE 3
                                   ---------

                          PARTICIPATION OF EMPLOYEES
                          --------------------------

    3.1   Eligibility.  Each Employee will be a Participant in this Plan upon
          -----------
the Employee's attainment of his Eligibility Date, and the Employee will continue as a Participant until the date of his termination as an employee at which date he will cease to be a Participant.

     3.2   Participation Requirements.  In order to participate in the
           --------------------------
allocation of the Profit Sharing Bonus for any Plan Year, a

Participant must be an Employee of the Company as of December 31 of that Plan Year.

                                   ARTICLE 4
                                   ---------

                             PROFIT SHARING BONUS
                             --------------------

    4.1   Amount of Payment.  With respect to each Plan Year, the Company shall
          -----------------
contribute as a Profit Sharing Bonus for such Plan Year twenty percent (20%) of the Company's Earning, not to exceed ten percent (10%) of the total of Compensation of all Participants in this Plan, such amount to be allocated, in accordance with Article 5, first, to persons entitled to Priority Payment and,
                           -----
second, after all Priority Payments are made, to Participants in this Plan.
------

    4.2   Payments.  Payments for any Plan Year for which there is a Profit
          --------
Sharing Bonus shall be paid within ninety (90) days after the Company's parent, WorldCorp, files its 10-K. No interest or other additions shall be made to the amount of a Participant's Profit Participation, regardless of the date of payment thereof.

                                   ARTICLE 5
                                   ---------

                      ALLOCATION OF PROFIT SHARING BONUS
                      ----------------------------------

    5.1   Allocation of Priority Payments.  The Profit Sharing Bonus as defined
          -------------------------------
in Article 4 shall first be allocated to persons entitled to Priority Payments. Prior Payments shall be in the total amount of retroactivity on a dollar for dollar basis and shall be allocated to all persons (including beneficiary(ies) of such persons) in such a manner that each person receiving retroactivity will receive an amount equal to the Profit Sharing Bonus for the Plan Year multiplied by a fraction, the numerator of which the total amount of such person's retroactivity due and the denominator of which is the total retroactivity of all such persons. Such Priority Payments will be made each Plan Year until the full amount of retroactivity is paid, at which time such contingent obligation will be fully satisfied and the Profit Sharing Bonus will be allocated to Participant pursuant to Section 5.2. If the Priority Payments are concluded in any Plan Year, any remaining Profit Sharing Bonus will be allocated to Participants as provided in Section 5.2. If a person entitled to Priority payments is deceased, such Priority

Payments will be made to such person's designated beneficiary(ies) as set forth in Section 5.3 of this Article.

    5.2   Allocation of Participant Payments.  After Priority Payments have been
          ----------------------------------
made, the remainder of the Profit Sharing Bonus as defined In Article 4 shall be allocated to Participants in such a manner that each Participant will receive an amount equal to the remainder of the Profit Sharing Bonus multiplied by a fraction, the numerator of which is such Participant's Compensation for the Plan Year and the denominator of which is the total Compensation paid to all Participants for such Plan Year.

    5.3  Beneficiary Payments.  Payments to beneficiary(ies) of a person
         --------------------
entitled to Priority Payments who is deceased at the time of payment will be made to the beneficiary or beneficiaries designated by such person on Company records for the payment of life insurance benefits. If no such designation was made or the records cannot be located, such payment will be made to the estate of such person or, if there was no estate or the estate is closed, to the heir or heirs of such person as defined by the laws of the State of California.

                                   ARTICLE 6
                                   ---------
                            SPENDTHRIFT PROVISIONS
                            ----------------------

    6.1   Spendthrift Provisions.  Except as herein provided, no Participant or
          ----------------------
Beneficiary shall have any transmissible interest in the Plan or in his or her separate profit participation, either before or after the vesting thereof, or in any of the assets comprising the same, prior to actual payment and distribution thereof to him or her and shall have no power to alienate, dispose of, pledge or encumber the same, nor shall the Company recognize any assignment thereof, either in whole or in part.

                                   ARTICLE 7
                                   ---------
                       AMENDMENT OR TERMINATION OF PLAN
                       --------------------------------

    7. 1  Term.  The term of this Plan shall continue indefinitely until
          ----
terminated by the Company. The Company retains the right to terminate this Plan any time during the Plan Year, effective for the following Plan Year and subsequent Plan Years by giving prior written notice to the Participants. The Company may terminate this Plan during Plan Year, effective for that Plan Year and subsequent Plan Years, by giving written notice to Participants within the first ninety (90) days of such Plan Year.

    7.2   Amendment.  The Company shall have the right to amend this Plan at any
          ---------
time to any extent that it may deem advisable, upon prior written notice to Participants, except that no amendment that would have the effect of reducing the Company's Profit Sharing Bonus for any Plan Year shall be effective for such Plan Year unless adopted within the first ninety (90) days of the applicable Plan Year. Any amendment shall be stated in an instrument in writing of equal formality as this instrument and formally adopted by resolution of the Board of Directors of the Company (or a duly authorized committee thereof), whereupon this Plan shall be deemed to have been amended in the manner therein set forth and Participants shall be bound thereby. The Company shall have the sole and absolute right to interpret the

Plan and any interpretation of the Company shall be final and conclusive.

                                   ARTICLE 8
                                   ---------
                                 MISCELLANEOUS
                                 -------------

    8.1   Not Employment Contract.  The adoption and maintenance of the Plan
          -----------------------
shall not be deemed to be a contract between the Company and any Employee. Nothing herein contained shall be deemed to give to any Employee the right to be retained In the employ of the Company or to interfere with the right of the Company to discharge any Employee any time, nor shall it be deemed to give the Company the right to require any Employee to remain in its employ.

    World Airways, Inc.       Int'l. Brotherhood of Teamsters


/s/ V. Fort                  /s/ D. Treichler
______________________     ________________________
    V. Fort                    D. Treichler

Dated December 12, 1994         Dated December 12, 1994

                              LETTER OF AGREEMENT
                                    BETWEEN
                              WORLD AIRWAYS, INC.
                                    AND THE
                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS
                          PROVIDING MD-11 LUMP SUM PAY


  World Airways, Inc. (the Company) and the International Brotherhood of Teamsters (the Union) hereby agree that all pilots flying the MD-11 as of August 15, 1994 shall receive a lump sum payment of $2,600.00 each to be paid as follows:

  September 15, 1994    $650.00
  December 15, 1994     $650.00
  March 15, 1994        $650.00
  May 15, 1994          $650.00

 World Airways, Inc.   Int'l. Brotherhood of Teamsters

/s/ V. Fort               /s/ D. Treichler
_______________________   ________________________
  V. Fort                         D. Treichler

Dated December 12, 1994       Dated December 12, 1994